Filed Pursuant to Rule 424(b)(1)

Registration No. 333-203274

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Offering Price	Amount of Registration Fee (1)
5.625% Notes due 2023	$500,000,000	$500,000,000	$58,100
Guarantees of 5.625% Notes due 2023			(2)
Total			$58,100

(1)     The registration fee, calculated in accordance with rule 457(r), is being transmitted to the SEC on a deferred basis pursuant to Rule 456(b).

(2)     Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable for the guarantees of the notes.

FINAL PROSPECTUS SUPPLEMENT
(To Prospectus dated April 7, 2015)

ExamWorks Group, Inc.

$500,000,000
5.625% Senior Notes due 2023

We are offering $500.0 million in aggregate principal amount of senior notes due 2023 (the “notes”). The notes will be guaranteed, jointly and severally, on a senior unsecured basis by certain of our existing and future direct and indirect domestic subsidiaries.

The notes will bear interest at the rate of 5.625% per year. Interest will be payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing on October 15, 2015. The notes will mature on April 15, 2023. The notes will be redeemable, in whole or in part, at any time on or after April 15, 2018 at the redemption prices specified under “Description of the Notes—Optional Redemption.” Prior to such date, we may redeem some or all of the notes at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a “make whole” premium. We may redeem up to 40% of the notes before April 15, 2018 with the net cash proceeds from certain equity offerings.

The notes and the guarantees will be our general senior unsecured obligations and will be subordinated to all of our and the guarantors’ existing and future secured debt to the extent of the value of the assets securing that secured debt. In addition, the notes and the guarantees will be structurally subordinated to all of the liabilities of our subsidiaries that are not guaranteeing the notes, to the extent of the value of the assets of those subsidiaries.

Investing in the notes involves risks. Please see the sections entitled “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K for the year ended December 31, 2014 and in this prospectus supplement beginning on page S-13 and the accompanying prospectus beginning on page 6.

	Per note	Total

Public offering price(1)	100.00%	$500,000,000
Underwriting discount	1.25%	$6,250,000
Proceeds, before expenses, to us	98.75%	$493,750,000

(1)	Plus accrued interest, if any, from April 16, 2015, if settlement occurs after such date.

The issuer does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to distribute the notes in book-entry form through the facilities of The Depository Trust Company for the benefit of its direct and indirect participants on or about April 16, 2015.

Joint Book-Running Managers

BofA Merrill Lynch
SunTrust Robinson Humphrey
Wells Fargo Securities
Barclays
Deutsche Bank Securities
Fifth Third Securities
Goldman, Sachs & Co.

The date of this prospectus supplement is April 9, 2015

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Page

NON-GAAP FINANCIAL MEASURES	S-1
FORWARD-LOOKING STATEMENTS	S-1
SUMMARY	S-3
THE OFFERING	S-10
RISK FACTORS	S-13
USE OF PROCEEDS	S-19
RATIO OF EARNINGS TO FIXED CHARGES	S-20
CAPITALIZATION	S-21
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-22
DESCRIPTION OF THE NOTES	S-27
DESCRIPTION OF OTHER INDEBTEDNESS	S-70
UNDERWRITING (CONFLICT OF INTEREST)	S-72
LEGAL MATTERS	S-76
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	S-76
WHERE YOU CAN FIND MORE INFORMATION	S-76
INCORPORATION BY REFERENCE	S-76

PROSPECTUS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION BY REFERENCE	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3
RATIO OF EARNINGS TO FIXED CHARGES	5
RISK FACTORS	6
USE OF PROCEEDS	7
DESCRIPTION OF DEBT SECURITIES	8
DESCRIPTION OF GUARANTEES OF DEBT SECURITIES	11
PLAN OF DISTRIBUTION	12
LEGAL MATTERS	12
EXPERTS	12

We provide information to you about this offering in two separate documents. The accompanying prospectus provides general information about us and the securities we may offer from time to time. This prospectus supplement describes the specific details regarding this offering. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

We have not authorized anyone to provide any information or make any representations other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the Securities and Exchange Commission, or the “SEC.” We have not, and the underwriters have not, authorized anyone else to provide you with different or additional information. Neither we nor the underwriters take any responsibility for, nor can we provide any assurance as to the reliability of, any different or additional information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer and sale thereof is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

NON-GAAP FINANCIAL MEASURES

In this prospectus supplement we present Adjusted EBITDA, Pro Forma net income, and Pro Forma Adjusted EBITDA, which are non-GAAP measures that are described and reconciled from net income and are not substitutes for the GAAP equivalent measure. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity and should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We define Adjusted EBITDA and Pro Forma Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, acquisition related transaction costs, stock based compensation expenses, and other expenses. Pro Forma net income and Pro Forma Adjusted EBITDA assume the transactions described in note 3(c) of our Annual Report on Form 10-K incorporated by reference herein had each occurred on January 1, 2013. We believe that these measures are important measures of our operating performance because they allow management, lenders, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of changes to our capitalization structure, acquisition related costs, income tax status, and other items of a non-operational nature that affect comparability.

FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements that involve risks and uncertainties. Forward-looking statements convey current expectations or forecasts of future events for ExamWorks Group, Inc. and its consolidated subsidiaries (also referred to herein as “we,” “our,” “us,” “Company” or “ExamWorks”). Statements made in this prospectus supplement that express ExamWorks’ intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus supplement other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking. Forward-looking statements often include words such as “may,” “will,” “would,” “could,” “can,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or “project,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements may include information concerning ExamWorks’ possible or assumed future results of operations, including descriptions of ExamWorks’ revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks’ operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks’ control. You should be aware that many uncertainties and factors (including the factors described in the section entitled “Risk Factors” in this prospectus supplement and the risk factors incorporated by reference herein) could affect ExamWorks’ actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to:

●	our ability to compete successfully;

●	our ability to implement our growth strategy, including our acquisition program;

●	our ability to integrate completed acquisitions;

●	our expansion into international markets and our ability to operate in such markets;

●	our increasing reliance on national account clients;

●	our ability to secure additional financing;

●	regulation of our industry, including changes in regulations affecting our client’s needs for our services or enactment of regulations impacting our business;

●	our information technology and data management systems and the risk of security and data breaches;

●	our ability to effectively and efficiently continue to develop and update our information technology platform;

●	our ability to protect our intellectual property rights and other information, including non-public medical related personal information and other client data;

●	our ability to monitor and retain qualified physicians and other medical providers;

●	our ability to retain or expand our client relationships, or obtain new ones;

●	our ability to provide our services in an accurate, timely and efficient manner;

●	our ability to comply with existing and future regulation;

●	our ability to retain key management personnel; and

●	restrictions in our credit facility, the senior notes indenture, and future indebtedness.

You should read the factors that we discuss under the caption “Risk Factors” in this prospectus supplement, the other risk factors incorporated by reference herein and the other cautionary statements made in this prospectus supplement as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. You should keep in mind that any forward-looking statement made in this report speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

This prospectus supplement also contains statistical data and estimates, including those relating to market size and growth rates of the markets in which we participate, that we obtained from industry publications and generated with internal analysis and estimates. These publications include forward-looking statements made by the authors of such reports. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Some data and information are also based on our good faith estimates, which are derived from our review of internal surveys as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot assure you of its accuracy or completeness.

SUMMARY

This summary does not contain all of the information that you should consider before investing in the notes. You should read the entire prospectus supplement carefully, including the matters discussed under the caption “Risk Factors” and the detailed information and financial statements included or incorporated by reference in this prospectus supplement. Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “the Company,” “ExamWorks,” “we,” “our,” “us” or similar terms mean ExamWorks Group, Inc. and its consolidated subsidiaries. Unless otherwise indicated, information is presented as of December 31, 2014.

Our Company

ExamWorks is a leading provider of independent medical examinations (“IMEs”), peer reviews, bill reviews, Medicare compliance, case management and other related services (“IME services” or the “IME industry”). We provide the majority of these IME services through our medical panel of independently contracted, credentialed physicians and other medical providers. Our clients include property and casualty insurance carriers, law firms, third-party claim administrators, and government agencies that use independent services to confirm the veracity of claims by sick or injured individuals and to facilitate the delivery and quality of cost–effective care for workers’ compensation, automotive, personal injury liability and disability insurance coverage. We help our clients manage costs and enhance their risk management and compliance processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services.

We deliver our services in all 50 U.S. states, Canada, the United Kingdom and Australia. Our operating model enables us to offer our clients the localized services they are accustomed to, while realizing the benefits of scale that accrue to a larger, integrated company. We provide our clients with the local presence, expertise and broad geographic coverage they increasingly require. Our size and geographic reach give our clients access to our medical panel and proprietary information technology infrastructure that has been specifically designed to streamline the complex process of coordinating referrals, scheduling appointments, complying with regulations and client reporting. Our primary service is to provide IMEs that give our clients authoritative and accurate answers to questions regarding the nature and permanency of medical conditions or personal injury, their cause and appropriate treatment. Additionally, we provide peer reviews, which consist of medical opinions by members of our medical panel without conducting physical exams; Medicare compliance services, which include workers’ compensation and liability Medicare set-aside solutions and related services that help mitigate costs and promote compliance; case management services, which include managing the medical and vocational cases of injured workers to facilitate timely recovery and/or return to work; and bill reviews, which consist of the review of physician and hospital bills to examine medical care rendered and its conformity to accepted standards of care and/or pricing.

The qualifications, experience and availability of physicians and other medical providers are critical to the IME industry, as they are the primary determinants of the speed and quality with which IME services are performed. We provide our physicians and other medical providers with seamless document management, scheduling, transcription and tracking systems, helping them increase efficiency and optimize the number of IME services they can conduct based on their availability. Our ability to minimize administrative burden and schedule appointments efficiently encourages physicians and other medical providers to perform IME services through us. Based on client and physician feedback, we believe our medical panel effectively meets our clients’ needs.

Our revenues consist primarily of fees per IME service performed. Our fees vary by physician/medical provider, specialty and type of service. Our primary costs are the payments made to physicians and other medical providers on our medical panel. For the majority of our revenues, our costs are variable as most medical panel members are independent contractors, allowing us to maintain and manage our operating margins more effectively. Our long-standing relationships with clients have resulted in historically consistent and recurrent demand for our services.

From July 14, 2008 through March 31, 2015, we have acquired 50 IME services businesses, including leading IME services businesses in the United States, Canada, the United Kingdom and Australia, as well as a leading provider of software solutions to the IME industry. As a result of our corporate infrastructure and scale, we have developed and refined our services by identifying and integrating processes from acquired businesses throughout our entire organization that require accountability, set clear sales goals, and track progress effectively.

We also maintain industry-specific accreditations, such as URAC that demonstrate that we have consistently met meaningful standards of quality and compliance in the delivery of our services. In addition, we maintain platforms and controls that provide further assurances about the quality and integrity of our IME services and processes. For example, ExamWorks’ private cloud computing platform allows us to maintain some of the industry’s most rigorous controls for the protection of confidential information. Our AT 101 SOC 2 Type 2 certification, awarded upon the successful completion of an AT 101 SOC 2 Type 2 Audit in North America, validates the robust nature of our technology platform and information security controls.

For 2014 we reported net income of $10.5 million and Adjusted EBITDA of $132.1 million. Our Pro Forma net income for 2014 was $10.9 million and our Pro Forma Adjusted EBITDA was $138.6 million. Adjusted EBITDA was derived by adding the following back to net income: (i) $20.0 million of share-based compensation expense, (ii) $60.3 million of depreciation and amortization expense, (iii) $3.5 million of acquisition-related transaction costs, (iv) $1.2 million of other expenses (consisting principally of integration related expenses, such as facility termination, severance and relocation costs, associated with our acquisition strategy), (v) $32.2 million of interest and other expenses, net, and (vi) a $4.4 million provision for income taxes. Pro Forma Adjusted EBITDA was derived by adding the following back to Pro Forma net income: (i) $20.0 million of share-based compensation expense, (ii) $64.1 million of depreciation and amortization expense, (iii) $5.1 million of acquisition-related transaction and other expenses, (iv) $33.6 million of interest and other expenses, net, and (v) a $4.7 million provision for income taxes. See “Non-GAAP Financial Measures” above for a discussion of Adjusted EBITDA, Pro Forma net income, and Pro Forma Adjusted EBITDA. The adjustments are rounded to the nearest tenth of a million and therefore do not exactly match the corresponding EBITDA number.

Industry Opportunity

We believe the IME industry, excluding case management services, represents annual sales volumes of approximately $4.0 billion in the United States, $0.5 billion in Australia, $0.4 billion in Canada and $0.5 billion in the United Kingdom based on our analysis of data reported by the U.S. National Association of Insurance Commissioners (“U.S. NAIC”), Australia state workcover and motor accident commissions, the Insurance Bureau of Canada, the Association of Workers’ Compensation Boards of Canada and the Association of British Insurers regarding the number of claims made for which IME services may be requested in insurance lines we service, the estimated average price for IMEs and our knowledge of the IME market, our competitors and potential acquisition targets. The IME industry is highly fragmented, consisting of an estimated 500 companies in the United States, most of which are privately owned and generate less than $10.0 million in annual revenues, and thousands of independent physicians and other medical providers. Many of these companies provide IME services to only one line of business and only at a local level. In contrast, the needs and requirements of IME clients are increasingly sophisticated, requiring a broader portfolio of services, uniform quality standards, consistent reporting and robust administrative and information systems necessary to meet their needs across multiple geographic regions and lines of business.

The following clients routinely request IME services:

Clients	Description
Insurance Companies	Mainly claims adjusters and in-house counsel for major insurance companies covering workers’ compensation, automotive, personal injury liability and disability insurance claims.
Law Firms	Attorneys who request IME services based on specific claims for insurance carriers.
Third-Party Claim Administrators (“TPAs”)	Administrators of claims and benefits for large self-insured corporations that outsource claims management.
Government Agencies	Government agencies across the federal, state and local levels (e.g., U.S. Department of Labor and Health Canada).
State Funds	State-run payors that provide mandatory workers’ compensation insurance to companies.

IME Industry Growth Drivers

We believe the IME industry presents IME services providers like us with continued potential for growth and profitability through consolidation, growth in international markets, and capture of market share from IME services companies without a national infrastructure, large credentialed medical panel and/or robust technology platform. The following are some of the factors that contribute to these opportunities:

●

IME services are frequently used for a number of claims. IME services are regularly used by insurance companies, law firms, TPAs, government agencies and stated funds for the evaluation of non-litigated and litigated claims. In the U.S. IME market, we estimate, based on data reported by the U.S. NAIC, that approximately 25 million workers’ compensation, automotive, personal injury liability and disability insurance claims are made per year, which are potentially subject to IME services. Particular types of claims with high economic value, such as permanent disability, typically require IMEs and have shown strong demand in recent years.

●

Cost containment and risk management will be primary areas of focus. Current macroeconomic, demographic and regulatory trends, including increased medical costs and administrative and regulatory burdens, will continue to pressure users of IME services to better manage costs, mitigate risks and ensure compliance. If settled, claims are usually paid as a multiple of medical expenses and other costs accrued. Consequently, clients increasingly demand fast, accurate and efficient provision of IME services to help manage costs.

●

Demand for IME services due to the prevalence of fraud. The National Insurance Crime Bureau reports that approximately 10% or more of insurance claims are fraudulent based on insurance industry studies. A Deloitte & Touche white paper “A Call to Action: Identifying Strategies to Win the War Against Insurance Claims Fraud,” published August 9, 2012, estimated that fraud costs property and casualty insurers $30 billion annually. Fraud erodes profit margins and increases premiums. Insurance industry executives are intensifying their efforts to address healthcare and insurance fraud, and we expect the demand for IME services to increase.

●

Sources of low-risk revenue are increasingly attractive to physicians. Pressure in the healthcare industry on physician compensation encourages physicians to take on additional work, including performing IME services to supplement their incomes. There is almost no reimbursement risk associated with performing IME services as physicians are paid on a per service basis at a pre-negotiated rate. Consequently, demand from physicians to perform IME services is expected to remain strong.

●

International markets represent key growth opportunities. There are several international markets with demand for IME services either due to regulatory requirements, such as national health programs, or private-sector adoption of claims validation practices to better manage costs and mitigate risks.

●

Industry fragmentation, inefficiencies and lack of scale present challenges for smaller IME services companies. The IME industry is highly fragmented and smaller IME services companies may provide IME services inefficiently and with inconsistent quality. With ongoing pressure in the IME industry to reduce costs, improve quality and improve workflow efficiency, we believe the market opportunity for IME services companies with a comprehensive portfolio of services and broad geographic coverage is significant.

Our Competitive Strengths

While we compete with a large number of primarily local and regional IME providers, we believe our competitive strengths include the following:

Leading market positions in a stable industry. We believe, based on our knowledge of the IME market, our competitors, our acquired businesses and our potential acquisition targets, that we are the largest provider of IME services in the United States based on revenues, and the only U.S.-based provider with significant global operations in Canada, the United Kingdom and Australia. We believe demand for IME services has historically been driven by cost containment initiatives in response to rising medical costs, the need to efficiently manage substantial administrative and regulatory requirements, and the prevalence of fraudulent claims, all of which are expected to continue.

Growing brand name associated with market leading capabilities. Our brands have distinct geographic and market strengths which continue to grow stronger as we build our national and international presence. We are known by our clients as having industry leading capabilities and continue to position ourselves as the optimal IME services provider for insurance companies and other clients as well as physicians and other medical providers. As we acquire companies, we seek to maintain the relationships and recognition associated with the acquired brands. We believe that as the strength of our brands improve, we will continue to attract clients and qualified physicians and other medical providers to our medical panel.

Well positioned to capture market share. With our focus on national accounts, our long-standing local relationships and our national and international footprint, we believe we are well positioned to continue to capture market share at the local and national level. We have been successful in adding national accounts to our client list as clients seek to consolidate their vendors and seek vendors with scale and a robust technology infrastructure. Our national account clients generally require the use of our services throughout their organizations. As we continue to add national accounts and proactively sell our services to our clients through our sales force, we expect to continue to gain new business and grow our market share. The quality of long-standing relationships with our clients has historically also provided consistent and recurrent demand for our services.

Large, qualified and experienced medical panel. We believe our medical panel represents one of the IME industry’s leading groups of widely accessible, experienced and credible physicians and other medical providers. We have relationships with physicians and other medical providers across nearly every medical specialty. We are able to attract and retain our highly qualified medical panel through our ability to fill schedules and offer a full range of administrative services. We believe that quality of service, professionalism and speed of IME or review completion are key areas of focus for our clients and we work with our medical panel to ensure that we meet or exceed client expectations.

Leading technology platform. Our proprietary and scalable technology platform, IME*Centric, streamlines our business processes and reduces administrative operating costs with industry leading coordination of patient referrals, appointment scheduling, client reporting and real-time case tracking. We believe that the complexities of the IME industry and client demand for a broader, more cost-effective portfolio of services will continue to benefit companies like us, which remain at the forefront of technological innovation. Further, the architecture of our technology platform is built in a private virtual cloud computing network, which allows us to maintain some of the industry’s most rigorous controls for data protection. We believe our emphasis on safeguarding and controlling access to data positions us favorably with clients who increasingly seek vendors with robust data security measures to comply with federal privacy regulations and to secure protections against data breaches, fines and costly remediation.

Proven track record of successfully completing and integrating key acquisitions. Our growth is supplemented by selective, disciplined acquisitions to expand our geographic coverage, provide new or complementary lines of business, expand our portfolio of services and increase our market share. From the date of our founding through March 31, 2015, we have acquired 50 IME services businesses and have a track record of successfully integrating acquired businesses into our operations. Through rapid and effective integration, we have been able to utilize acquired platforms to cross-sell IME services. To date, we have successfully realized several key benefits through our acquisition strategy, including (i) the scale to operate efficiently while retaining the critical local office presence, (ii) the ability to offer our clients a leading medical panel, (iii) service-specific processes which are rapidly shared throughout our entire Company and (iv) the opportunity to introduce new products and services, and enter new markets and geographic regions.

Experienced management team. Our management team has an in-depth understanding of the IME industry as well as extensive experience growing companies profitably, both organically and through acquisitions. Prior to founding our Company, our senior executive team founded and operated three successful public companies. They bring extensive experience in growing businesses organically and acquisitively, having successfully integrated over 100 acquisitions during their careers. Many of the members of the executive management team have worked together closely over the past 18 years. Between ExamWorks’ inception and March 31, 2015, the management team has sourced and successfully completed 50 acquisitions. In addition, many of these acquisitions have added experienced industry executives to our management team worldwide.

Business Strategy

Our objective is to continue to be a leading provider of IME services, and to build on our position as an essential and trusted service provider in claims validation and verification processes. We believe the following initiatives will allow us to continue to grow:

Drive sales growth. As many of our acquired companies were family-owned businesses built on local relationships, they often did not have well-developed management strategies, policies and procedures. Additionally, they lacked the national footprint to capitalize on national business. We have been able to implement processes on a nationwide basis that require accountability, set clear sales goals, and track progress effectively, with the goal of increasing the number of IME services provided to existing clients. This, in turn, should lead to increased growth and profitability.

Sell additional services to existing clients. With locations serving the United States, Canada, the United Kingdom and Australia, we are able to use our large network to efficiently share services expertise within our sales force. By accelerating the knowledge transfer and cross-selling capabilities of our sales force, we are able to offer additional IME services to existing clients (for example, peer and bill reviews to existing IME clients and with the Gould & Lamb and ASN/MedAllocators acquisitions, Medicare compliance and case management services). This will allow us to capture additional market share and grow our presence in markets by increasing utilization of our existing platform across all IME service offerings.

Cross-sell into other insurance lines of business. Currently, we have clients that use our services for a specific line of business. We can increase sales to existing clients through cross-selling into additional lines of business, such as workers’ compensation, automotive, personal injury liability and disability.

Pursue accretive strategic acquisitions. We believe that our fragmented industry provides many opportunities for acquisitions. We plan to continue pursuing acquisitions to grow our business in our existing markets and add new service areas and geographic regions. We have a history of successfully integrating acquired businesses, and as of March 31, 2015, we have acquired 50 businesses. The acquisitions have allowed us to diversify our portfolio of services and expand our geographic footprint.

Organizational Structure

The diagram below depicts our organizational structure immediately following the closing of this offering.

Public Equity
ExamWorks Group, Inc. (Delaware)
$300.0 million New Credit Facility(1)
$500.0 million notes offered hereby
Issuer
Guarantor
ExamWorks, Inc. (Guarantor)
ExamWorks AP, Inc. (Non-Guarantor Foreign Subsidiary)
ExamWorks Canada, Inc. (Non-Guarantor Foreign Subsidiary)
ExamWorks Europe, Inc. (Non-Guarantor Foreign Subsidiary)
ExamWorks UK Limited (Non-Guarantor Foreign Subsidiary)
Guarantor Subsidiaries
Non-Guarantor Foreign Subsidiaries
Non-Guarantor Foreign Subsidiaries
UK Independent Medical Services Limited (Non-Guarantor Foreign Subsidiary)
Premex Group Limited (Non-Guarantor Foreign Subsidiary)
£5.0 million UKIM Working Capital Facility(2)
£26.5 million Premex Working Capital Facility(3)

(1)     Our New Credit Facility is expected to provide for a total borrowing capacity of $300.0 million. As of December 31, 2014, after giving effect to the Transactions (as defined herein), we would have had $300.0 million of undrawn commitments under our New Credit Facility (without taking into account $179,000 of outstanding letters of credit). However, the credit agreement governing our New Credit Facility is expected to contain restrictive covenants, including among other things, financial covenants which may limit the amount of borrowings available to us. All of the guarantors of the notes are expected to be borrowers under the New Credit Facility.

(2)     The UKIM Working Capital Facility (as defined herein) provides for total borrowing capacity of £5.0 million (or approximately $7.8 million at the exchange rate on December 31, 2014). As of December 31, 2014, unused borrowing capacity under the UKIM Working Capital Facility was approximately $86,000. We intend to extend the term of the UKIM Working Capital Facility in connection with the completion of the Transactions.

(3)     The Premex Working Capital Facility (as defined herein) provides for total borrowing capacity of £26.5 million (or approximately $41.2 million at the exchange on December 31, 2014). As of December 31, 2014, unused borrowing capacity under the Premex Working Capital Facility was $8.5 million. We intend to extend the term of the Premex Working Capital Facility in connection with the completion of the Transactions.

The Refinancing Transactions

We expect to use the proceeds from this offering:

●	to redeem all of the $250.0 million in aggregate principal amount of our outstanding 9.0% senior notes due 2019;

●	to repay all outstanding amounts under our existing $262.5 million senior secured credit facility, which matures in July 2016 (the “Existing Credit Facility”);

●	to pay related fees and expenses; and

●	for general corporate purposes, including acquisitions.

See “Use of Proceeds.”

Concurrently with this offering, we expect to enter into a new senior secured revolving credit facility with Bank of America, N.A., as administrative agent (the “New Credit Facility,” and collectively with the offering and the use of proceeds outlined above, the “Transactions”), to replace the Existing Credit Facility. The maximum committed amount under the New Credit Facility will be $300.0 million. Borrowings under the New Credit Facility will be our senior secured obligations and the senior secured obligations of certain of our existing and future domestic subsidiaries, either in their capacities as co-borrowers or as guarantors, and will be secured by a first-priority security interest in substantially all of our and their assets. However, we have not received any commitment for and we can make no assurances as to the terms of the New Credit Facility or that we will enter into the New Credit Facility at all. See “Description of Other Indebtedness—New Credit Facility” for more details.

Conflict of Interest

Because ExamWorks intends to use the net proceeds of this offering to repay indebtedness owed to certain of the underwriters and/or their affiliates that are lenders under the Existing Credit Facility and/or holders under the 9.0% senior notes due 2019 as described under the heading “Use of Proceeds” herein, this offering is being made in compliance with Rule 5121 of the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, Deutsche Bank Securities Inc. is assuming the responsibilities of acting as the qualified independent underwriter in pricing the offering and conducting due diligence. No underwriter having a conflict of interest under FINRA Rule 5121 will sell to a discretionary account any security with respect to which the conflict exists, unless the member has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records. See “Underwriting (Conflict of Interest)—Conflicts of Interest.”

Risk Factors

See the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should consider carefully before deciding to invest in the notes.

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the notes, see the sections entitled “Description of the Notes.”

Issuer	ExamWorks Group, Inc.

Notes Offered	$500.0 million in aggregate principal amount of 5.625% senior notes due 2023.

Issue Price	100%

Maturity Date	The notes will mature on April 15, 2023.

Interest

Interest on the notes will accrue at a rate of 5.625% per annum. Interest on the notes will be payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing on October 15, 2015. Interest will accrue from the issue date of the notes.

Guarantees	The notes will be guaranteed, jointly and severally, on a senior unsecured basis by certain of our existing and future direct and indirect domestic subsidiaries (the “Guarantors”).

Ranking

The notes will be our general senior unsecured obligations, and will rank equally with our existing and future senior obligations and senior to all of our subordinated indebtedness. The guarantees of the notes will:

● rank equally with existing and future senior obligations and senior to all of the subordinated indebtedness of such subsidiaries;
● be effectively subordinated to all of our and our Guarantors’ existing and future secured debt (including our Existing Credit Facility and New Credit Facility) to the extent of the value of the assets securing that secured debt; and
● be structurally subordinated to all of the liabilities of our subsidiaries that are not guaranteeing the notes (the “Non-Guarantor Subsidiaries”), to the extent of the value of the assets of those subsidiaries.

As of December 31, 2014, after giving effect to the Transactions, we would have had no amounts outstanding under our Existing Credit Facility or our New Credit Facility. However, the credit agreement governing our New Credit Facility contains restrictive covenants, including among other things, financial covenants which may limit the amount of borrowings available to us.

As of December 31, 2014, our Non-Guarantor Subsidiaries had outstanding indebtedness of $40.4 million, including borrowings under the £5.0 million working capital facility provided to UK Independent Medical Services Limited by Barclays Bank PLC (the “UKIM Working Capital Facility”) and under the £26.5 million working capital facility provided to Premex Group Limited by Barclays Bank PLC (the “Premex Working Capital Facility”), undrawn borrowings available under their credit facilities of $8.6 million, total assets, net of intercompany balances, of $370.4 million and total liabilities of $348.8 million. For the twelve months ended December 31, 2014, our Non-Guarantor Subsidiaries represented 39.6% of our revenues.

Optional Redemption

At any time on or after April 15, 2018, we may redeem some or all of the notes at the redemption prices listed under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest to the date of redemption.

Prior to April 15, 2018, we may redeem up to 40% of the aggregate principal amount of the notes with the net cash proceeds from certain equity offerings at a redemption price equal to 105.625% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, provided that at least 60% of the original aggregate principal amount of the notes remains outstanding after redemption. In addition, we may redeem some or all of the notes at any time prior to April 15, 2018 at a redemption price equal to 100% of the principal amount of the notes plus a make whole premium described in “Description of the Notes—Optional Redemption” plus accrued and unpaid interest.

Change of Control Offer	If a change of control occurs, we must give holders of the notes the opportunity to sell us their notes at 101% of aggregate principal amount of the notes, plus accrued and unpaid interest.

We might not be able to pay the holders the required price for notes you present to us at the time of a change of control because:

	●	we might not have enough funds at that time; or
	●	the terms of our senior debt may prevent us from paying.

Asset Sale Proceeds

If we or our subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time, prepay senior debt or make an offer to purchase a principal amount of the notes equal to the excess net cash proceeds. The purchase price of the notes will be 100% of their principal amount, plus accrued interest.

Certain Indenture Provisions	The indenture governing the notes will contain covenants limiting our (and our restricted subsidiaries’) ability to:

	●	incur additional debt or issue certain preferred shares;
	●	pay dividends on, redeem or repurchase our capital stock;
	●	make investments;
	●	create certain liens;
	●	sell certain assets;
	●	enter into agreements that restrict the ability of our restricted subsidiaries to make dividend or other repayments to us;
	●	guarantee indebtedness;
	●	engage in transactions with affiliates; and
	●	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes—Certain Covenants.”

Use of Proceeds

We intend to use the proceeds from this offering (i) to redeem all of the $250.0 million in aggregate principal amount of our outstanding 9.0% senior notes due 2019, (ii) to repay all outstanding borrowings under our Existing Credit Facility, (iii) to pay related fees and expenses and (iv) for general corporate purposes, including acquisitions.

Risk Factors	Investing in the notes involves substantial risks. See “Risk Factors,” beginning on page S-13, for a description of certain of the risks you should consider before investing in the notes.

Conflict of Interest

Because ExamWorks intends to use the net proceeds of this offering to repay indebtedness owed to certain of the underwriters and/or their affiliates that are lenders under the Existing Credit Facility and/or holders under the 9.0% senior notes due 2019 as described under the heading “Use of Proceeds” herein, this offering is being made in compliance with FINRA Rule 5121. Accordingly, Deutsche Bank Securities Inc. is acting as the qualified independent underwriter in pricing the offering and conducting due diligence. No underwriter having a conflict of interest under FINRA Rule 5121 will sell to a discretionary account any security with respect to which the conflict exists, unless the member has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records. See “Underwriting (Conflict of Interest)—Conflicts of Interest.”

Book-Entry Form

The notes will be issued in the form of one or more fully registered global notes, which will be deposited with, or on behalf of, The Depository Trust Company (the “Depositary”), New York, New York and registered in the name of Cede & Co., the Depositary’s nominee.

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the global notes through either the Depositary (in the United States), or Clearstream Banking Luxembourg S.A. or Euroclear Bank S.A./N.V. as operator of the Euroclear System (in Europe), if they are participants in those systems, or indirectly through organizations that are participants in those systems.

Absence of an Established Market for the Notes

The notes will be a new class of securities for which there is currently no market. Although the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so, and they may discontinue any market making activities with respect to the notes at any time without notice. Accordingly, a liquid market for the notes may not develop or be maintained.

Material U.S. Federal Income Tax Considerations	For a discussion of material U.S. federal income tax consequences related to the ownership and disposition of the notes, see the section entitled “Material U.S. Federal Income Tax Considerations.”

Governing Law	The notes and the indenture under which they will be issued will be governed by New York law.

RISK FACTORS

Your investment in the notes involves certain risks. Before you invest in the notes, in consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks relating to the notes and the discussion of risks relating to our business under the caption “Risk Factors” in the accompanying prospectus and under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated herein by reference. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in other Exchange Act reports that we file with the SEC, which will be incorporated herein by reference, or by a post-effective amendment to the registration statement of which this prospectus supplement forms a part. In addition, new risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance.

Risks Related to the Notes

Our substantial indebtedness could materially adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

Upon completion of the Transactions, we will have a substantial amount of indebtedness. As of December 31, 2014, after giving effect to the Transactions, we would have had $540.4 million of total indebtedness. Our substantial debt obligations could have important consequences to you. For example, it could:

●	make it more difficult for us to satisfy our obligations with respect to the notes;

●	increase our vulnerability to general adverse economic and industry conditions;

●

require us to dedicate a substantial portion of our cash flow from operations to payments on our debt obligations, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

●	limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

●	place us at a competitive disadvantage compared to our competitors that have less debt; and

●	limit our ability to borrow additional funds.

The occurrence of any one of these events could have a material adverse effect on our business, financial condition, cash flows, results of operations, prospects or ability to satisfy our obligations under the notes.

Despite the level of our indebtedness, we may still incur significantly more indebtedness. This could further increase the risks associated with our indebtedness.

Despite our current level of indebtedness and our level of indebtedness after giving effect to the Transactions, we and our subsidiaries may be able to incur significant additional indebtedness, including secured indebtedness. In the future, although the indenture and the New Credit Facility will contain restrictions on our and our subsidiaries’ ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and, under certain circumstances, the indebtedness incurred in compliance with such restrictions could be substantial. If new indebtedness is added to our and our subsidiaries’ debt levels, the related risks that we and they face will be increased, and we may not be able to meet all of our debt obligations, including repayment of the notes, in whole or in part.

We will require a significant amount of cash to service our debt obligations. Our ability to generate cash depends on many factors beyond our control, including cash flow from our operating subsidiaries.

Our ability to make payments on and to refinance our debt, including the notes, and to fund planned capital expenditures, expansion efforts and our acquisition strategy will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

We have no operations except for those conducted through our operating subsidiaries. Accordingly, our only material source of cash, including cash to make payments on or redeem the notes, comes from distributions with respect to our ownership interests in our operating subsidiaries that are derived from the earnings and cash flow generated by such operating subsidiaries. Distributions to us from our operating subsidiaries will depend on:

●	the financial performance of our operating subsidiaries;

●	covenants contained in our debt agreements, including the agreements governing the notes offered hereby and the New Credit Facility;

●	covenants contained in other agreements to which we or our subsidiaries are or may become subject;

●	business and tax considerations; and

●	applicable law, including laws regarding the payment of distributions.

In the future, our business may not generate sufficient cash flow from operations. Our currently anticipated growth in net sales and cash flow may not be realized on schedule and future borrowings may not be available to us in an amount sufficient to enable us to repay indebtedness, including the notes, or to fund other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We may not be able to refinance any of our indebtedness on commercially reasonable terms or at all.

A holder’s right to receive payments on the notes is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of the notes by the subsidiary guarantors are effectively subordinated to the subsidiary guarantors’ existing and future secured debt.

Holders of our secured debt and the secured debt of the subsidiary guarantors will have claims that are superior to the claims of holders of the notes to the extent of the value of the assets securing the other debt. Notably, we and certain of our subsidiaries, including the Guarantors, are parties to credit facilities, which are secured by liens on, among other things, our accounts receivable, inventory and fixed assets. The notes will be effectively subordinated to that secured debt. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured debt will have prior claim to our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our senior unsecured debt, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. We may apply proceeds of certain asset sales to reduce our secured debt or other secured obligations, but such application will not permanently reduce our ability to incur secured debt and other secured obligations under the indenture governing the notes in the future. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured debt. As of December 31, 2014, after giving effect to the Transactions, we would have had no amounts outstanding under our Existing Credit Facility or under our New Credit Facility. However, the credit agreement governing our New Credit Facility is expected to contain restrictive covenants, including among other things, financial covenants which may limit the amount of borrowings available to us. We may use borrowings under our New Credit Facility for future growth, including the funding of acquisitions.

The notes and the related guarantees will also be structurally subordinated in right of payment to the indebtedness and other liabilities of our Non-Guarantor Subsidiaries. Your right to receive payments on the notes could be adversely affected if any of our Non-Guarantor Subsidiaries declares bankruptcy, liquidates or reorganizes.

Certain of our subsidiaries will not guarantee the notes. As of December 31, 2014, our Non-Guarantor Subsidiaries had outstanding indebtedness of $40.4 million, undrawn borrowings available under their credit facilities of $8.6 million, total assets, net of intercompany balances, of $370.4 million and total liabilities of $348.8 million. For the twelve months ended December 31, 2014, our Non-Guarantor Subsidiaries represented 39.6% of our revenues. To the extent we consummate additional international acquisitions, this will increase the Non-Guarantor percentage of revenue and total liabilities. Because the creditors of our Non-Guarantor Subsidiaries have direct claims on such subsidiaries and their assets, your claims as holders of the notes are “structurally subordinated” to any existing and future liabilities of our Non-Guarantor Subsidiaries. This means that the creditors of the Non-Guarantor Subsidiaries have priority in their claims on the assets of such Non-Guarantor Subsidiaries over our creditors. Accordingly, if a bankruptcy, liquidation or reorganization of any Non-Guarantor Subsidiary occurs, holders of its indebtedness and its creditors will generally be entitled to payment of their claims from the assets of that subsidiary before any assets are made available for distribution to us. See “Description of the Notes.”

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under the credit agreement governing our New Credit Facility, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in the credit agreement governing our New Credit Facility and the indenture governing the notes offered hereby), we could be in default under the terms of the agreements governing such indebtedness, including the credit agreement governing our New Credit Facility and the indenture governing the notes offered hereby. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our New Credit Facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our New Credit Facility to avoid being in default. If we breach our covenants under the credit agreement governing our New Credit Facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the credit agreement governing our New Credit Facility, the lenders could exercise their rights as described above and we could be forced into bankruptcy or liquidation.

The terms of our indebtedness contain covenants that will restrict our ability to engage in certain transactions and may impair our ability to respond to changing business and economic conditions.

Following the completion of the Transactions, the terms of our outstanding indebtedness will impose operating and financial restrictions on us and our subsidiaries. The restrictions that will be imposed under these debt instruments will include, among other things, limitations on our ability to:

●	incur additional debt or issue certain preferred shares;

●	pay dividends on, redeem or repurchase our capital stock or make other restricted payments;

●	make investments;

●	create certain liens;

●	sell certain assets;

●	enter into agreements that restrict the ability of our subsidiaries to make dividend or other payments to us;

●	guarantee indebtedness;

●	engage in transactions with affiliates;

●	prepay, repurchase or redeem the notes offered hereby;

●	create or designate unrestricted subsidiaries; and

●	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These restrictive covenants may limit our ability to expand our operations, pursue our business strategies and react to events and opportunities as they unfold or present themselves. If we are unable to capitalize on future business opportunities, our business may be harmed.

Our ability to comply with these provisions may be affected by general economic conditions, industry conditions and other events beyond our control. As a result, we may not be able to comply with these covenants. Our failure to comply with the covenants contained in our New Credit Facility or the indenture governing the notes, including failure as a result of events beyond our control, could result in an event of default, which could materially and adversely affect our operating results and our financial condition.

A court could void our Guarantors’ guarantees of the notes under fraudulent transfer laws.

Although the guarantees provide you with a direct claim against the assets of the Guarantors, under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims with respect to a guarantee could be subordinated to all other debts of that Guarantor. In addition, a bankruptcy court could void (i.e., cancel) any payments by that Guarantor pursuant to its guarantee and require those payments to be returned to the Guarantor or to a fund for the benefit of the other creditors of the Guarantor.

The bankruptcy court might take these actions if it found, among other things, that when a Guarantor executed its guarantee (or, in some jurisdictions, when it became obligated to make payments under its guarantee):

●	such Guarantor received less than reasonably equivalent value or fair consideration for the incurrence of its guarantee; and

●	such Guarantor:

o	was (or was rendered) insolvent by the incurrence of the guarantee;

o	was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital to carry on its business;

o	intended to incur, or believed that it would incur, obligations beyond its ability to pay as those obligations matured; or

o	was a defendant in an action for money damages, or had a judgment for money damages docketed against it and, in either case, after final judgment, the judgment was unsatisfied.

A bankruptcy court would likely find that a Guarantor received less than fair consideration or reasonably equivalent value for its guarantee to the extent that it did not receive direct or indirect benefit from the issuance of the notes. A bankruptcy court could also void a guarantee if it found that the Guarantor issued its guarantee with actual intent to hinder, delay or defraud creditors. Although courts in different jurisdictions measure solvency differently, in general, an entity would be deemed insolvent if the sum of its debts, including contingent and unliquidated debts, exceeds the fair value of its assets, or if the present fair saleable value of its assets is less than the amount that would be required to pay the expected liability on its debts, including contingent and unliquidated debts, as they become due.

We cannot predict what a standard court would apply in order to determine whether a Guarantor was insolvent as of the date it issued the guarantee or whether, regardless of the method of valuation, a court would determine that the Guarantor was insolvent on that date, or whether a court would determine that the payments under the guarantee constituted fraudulent transfers or conveyances on other grounds.

If a guarantee is deemed to be a fraudulent transfer, it could be voided altogether, or it could be subordinated to all other debts of the Guarantor. In such case, any payment by the Guarantor pursuant to its guarantee could be required to be returned to the Guarantor or to a fund for the benefit of the creditors of the Guarantor. If a guarantee is voided or held unenforceable for any other reason, holders of the notes would cease to have a claim against the Guarantor based on the guarantee and would be creditors only of the Company and any Guarantor whose guarantee was not similarly voided or otherwise held unenforceable.

We may not be able to satisfy our obligations to holders of the notes upon a change of control.

Upon the occurrence of a “change of control,” as defined in the indenture governing the notes, each holder of notes will have the right to require us to purchase the notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest as of the date of repurchase. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture, which would in turn be a default under our New Credit Facility or other indebtedness. Furthermore, a change of control may constitute an event of default under our New Credit Facility or other indebtedness. A default under our New Credit Facility or other indebtedness would result in an event of default under the indenture if the lenders were to accelerate the debt under our New Credit Facility or other indebtedness.

If a change of control occurs, we may not have enough assets to satisfy all obligations under the indenture related to the notes and our other debt instruments. The source of funds for any purchase of notes pursuant to a change of control will be our available cash or cash generated from our operations or other sources, including borrowings, sales of assets or sales of equity. If we did not have sufficient cash on hand, we could seek to refinance the indebtedness under our New Credit Facility, the notes or other indebtedness or obtain a waiver from the lenders or the holders of the notes. We may not be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all. In addition, the terms of our New Credit Facility will limit our ability to purchase the notes in those circumstances and any of our future debt agreements may contain similar restrictions and provisions. If the holders of the notes exercise their rights to require us to repurchase all of the notes upon a change of control, the financial effect of this repurchase could cause a default under our other debt, even if the change of control itself would not cause a default. Accordingly, we may not have sufficient funds at the time of the change of control to make the required repurchase of notes or our New Credit Facility or other indebtedness may not allow such repurchase.

Note holders may not be entitled to require us to repurchase the notes in connection with certain transactions because the term “all or substantially all” in the context of a change of control has no clearly established meaning under relevant law.

One of the ways a change of control can occur under the indenture governing the notes is upon a sale of all or substantially all of our assets. The meaning of the phrase “all or substantially all” as used in that definition varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under applicable law and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of a person and therefore it may be unclear whether a change of control has occurred and whether you have the right to require us to repurchase the notes.

The trading prices for the notes will be directly affected by many factors, including our credit ratings, many of which are beyond our and our management’s control.

Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading price of the notes, or the trading market for the notes, to the extent a trading market for the notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the notes.

An active trading market may not develop for the notes, which would limit your ability to resell.

The notes are new issues of securities. There is no active public trading market for the notes, and we do not intend to apply for listing of the notes on a securities exchange. The liquidity of the trading market in the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for this type of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, an active trading market may not develop for the notes, you may not be able to sell the notes, or, even if you can sell the notes, you may not be able to sell them at an acceptable price.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and there can be no assurances that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital, which could have a material adverse impact on our financial condition, cash flows and results of operations.

USE OF PROCEEDS

We intend to use the proceeds from this offering (i) to redeem all of the $250.0 million in aggregate principal amount of our outstanding 9.0% senior notes due 2019, (ii) to repay all outstanding borrowings under our Existing Credit Facility, (iii) to pay related fees and expenses and (iv) for general corporate purposes, including acquisitions.

We expect to provide notice of redemption, pursuant to the terms of the indenture governing our outstanding 9.0% senior notes due 2019, to the holders of these notes on or around the completion of this offering, and to redeem the notes at a price equal to 100% of the principal amount of the notes plus the “make-whole” premium and any accrued and unpaid interest to, but not including, the date of redemption as specified in the notice.

Pending these uses, we intend to invest net proceeds in interest-bearing, short-term investments.

Current borrowings under our Existing Credit Facility were used for general corporate purposes, including acquisitions, and are approximately $143.9 million as of December 31, 2014. The borrowings have an all in interest rate of LIBOR plus 300 basis points. Our Existing Credit Facility matures in July 2016; however, we intend to terminate and repay all amounts outstanding under the Existing Credit Facility using the proceeds from this offering.

Certain of the underwriters and/or their affiliates may be holders of the 9.0% senior notes due 2019, and as a result, will receive a portion of the proceeds of this offering. Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, serves as Administrative Agent, Lender, Swing Line Lender and L/C Issuer under the Existing Credit Facility and will receive a portion of the proceeds of this offering. Affiliates of Fifth Third Securities, Inc., SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, Barclays Capital Inc. and Goldman, Sachs & Co. are Lenders under the Existing Credit Facility and will receive a portion of the proceeds of this offering. Therefore, such underwriters (or their affiliates) will receive more than 5% of the net proceeds from this offering through the repayment of such debt. This offering is therefore being made in compliance with Rule 5121 of the rules of FINRA, and Deutsche Bank Securities Inc. is assuming the responsibilities of acting as a qualified independent underwriter in pricing the offering and conducting due diligence. Aside from its relative portion of the underwriting discount set on forth on the cover page of this prospectus supplement, Deutsche Bank Securities Inc. will not receive any fees for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify Deutsche Bank Securities Inc. against liabilities incurred in connection with acting as the qualified independent underwriter, including liabilities under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"). No underwriter having a conflict of interest under FINRA Rule 5121 will sell to a discretionary accounting security with respect to which the conflict exists, unless the member has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records. See “Underwriting (Conflict of Interest).”

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and the extent to which earnings were not sufficient to cover fixed charges (if applicable) for each of the periods indicated:

	Year ended December 31,
	2014	2013	2012	2011	2010
	(dollars in thousands)
Ratio of earnings to fixed charges	1.4x	0.5x	0.3x	0.4x	0.1x
Deficiency	—	$15,572	$22,926	$12,415	$8,522

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest costs, amortization of deferred financing costs and an estimate of the interest cost in rental expense.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2014 on an actual basis and as adjusted to reflect the use of proceeds of the notes offered hereby and the completion of the Transactions.

	Actual	As Adjusted
	As of December 31, 2014 (in millions)
Cash and cash equivalents	$9.8	$90.9
Long-term debt
Existing Credit Facility (due July 2016)	$143.9	$—
UKIM Working Capital Facility and Premex Working Capital Facility (due June 2015)	40.4	40.4
New Credit Facility (due April 2020)	—	—
9.0% senior unsecured notes (due July 2019)	250.0	—
Notes offered hereby (due April 2023)	—	500.0
Total stockholders’ equity	344.9	344.9
Total capitalization	$779.2	885.3

CERTAIN U.S. Federal Income Tax Considerations

The following describes certain U.S. federal income tax consequences of the acquisition, ownership and disposition of notes by holders who purchase notes at their original issuance in this offering at their “issue price” within the meaning of Section 1273 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (i.e., the first price at which a substantial amount of notes is sold to investors, excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement trustees or wholesalers) and who hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete discussion of all the potential tax consequences that may be relevant to you. This discussion is based upon the Code, its legislative history, existing and proposed Treasury regulations thereunder, published rulings and court decisions, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of notes that, for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of notes that is, for U.S. federal income tax purposes, an individual, corporation, estate, or trust and is not a U.S. holder.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner (or other owner) will generally depend on the status of the partner (or other owner) and on the activities of the partnership. Partners (or other owners) of partnerships holding notes should consult their own tax advisors.

The tax treatment of holders of the notes may vary depending upon their particular situations. Certain holders, including insurance companies, tax-exempt organizations, financial institutions, partnerships or other pass-through entities (or investors therein), expatriates, taxpayers subject to the AMT, holders whose functional currency is not the U.S. dollar, banks, dealers in securities or currencies, traders in securities and persons holding the notes as part of a “straddle,” “hedge” or “conversion transaction,” may be subject to special rules not discussed below. This discussion does not address any foreign, state or local taxes or any U.S. federal taxes other than U.S. federal income taxes (such as estate or gift taxes). No rulings from the U.S. Internal Revenue Service (“IRS”) have or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position would not be sustained. We urge you to consult your own tax advisors regarding the particular U.S. federal income tax consequences to you of acquiring, holding and disposing of notes, any tax consequences that may arise under the laws of any relevant foreign, state, local, or other taxing jurisdiction or under any applicable tax treaty, as well as possible effects of changes in federal or other tax laws.

Certain Contingent Payments

We may be obligated to pay amounts in excess of the stated interest or principal on the notes as described under “Description of the Notes—Optional Redemption” and “Description of the Notes—Change of Control.” These potential payments may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” According to the applicable Treasury regulations, certain contingencies will not cause a debt instrument, as of the date of issuance, to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are remote or incidental. Although the issue is not free from doubt, we intend to take the position that the foregoing contingencies are remote and/or incidental, and therefore we do not intend to treat the notes as contingent payment debt instruments. Our position that such contingencies are remote and/or incidental is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. Assuming such position is respected, you would be required to include in income the amount of any such additional payment at the time such payments are received or accrued in accordance with your method of accounting for U.S. federal income tax purposes. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a holder might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat as ordinary interest income any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. You should consult your own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Tax Considerations for U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the notes.

Stated Interest

Stated interest on a note will be includible in the gross income of a U.S. holder as ordinary interest income in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale, Taxable Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

Upon a sale, taxable exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize gain or loss, if any, equal to the difference between the amount received upon the sale, taxable exchange, redemption, retirement or other taxable disposition (other than an amount attributable to accrued but unpaid interest, which will be taxable as ordinary income to the extent not previously included in income) and your adjusted tax basis in the note at that time. Your adjusted tax basis in your notes generally will equal the amount you paid for the notes, reduced by the amount of any payments other than qualified stated interest received by the U.S. holder.

Any gain or loss realized on the sale, taxable exchange, redemption, retirement or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of sale, taxable exchange, redemption, retirement or other taxable disposition, the note has been held for more than one year. Under current law, long-term capital gains of certain non-corporate holders are generally taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

In general, information reporting will apply to certain payments of interest on the notes and to the proceeds from the sale or other disposition (including a redemption or retirement) of a note paid to you unless you are an exempt recipient. You should consult your personal tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Additionally, a backup withholding tax will apply to such payments or proceeds if you fail to provide a correct taxpayer identification number or certification of exempt status, if you become subject to backup withholding because you previously failed to report full dividend and interest income or if you otherwise fail to comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. If backup withholding applies to you, you may apply the amounts withheld as a refund or credit against your U.S. federal income tax liability, as long as you timely provide certain information to the IRS. U.S. holders should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining an exemption, in available.

Net Investment Income Tax

Certain U.S. holders who are individuals, estates or trusts with income that exceeds certain thresholds generally will be subject to a 3.8% tax on “net investment income,” including, among other things, interest on, and capital gains from the sale or other taxable disposition of the notes, subject to certain limitations and exceptions. The 3.8% net investment income tax is also expected to apply to U.S. beneficiaries of foreign trusts and estates.

Tax Considerations for Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes.

Payments of Interest

Subject to the discussion below concerning backup withholding and FATCA, interest that we pay to you that is not effectively connected with a U.S. trade or business will not be subject to U.S. federal income tax and withholding of U.S. federal income tax will not be required on that payment if you:

•	are not a “10-percent shareholder” (within the meaning of Sections 881(c)(3)(B) and 871(h)(3)(B) of the Code) of the Company;

•	are not a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership under applicable rules of the Code;

•	are not a bank receiving interest on a loan entered into in the ordinary course of business within the meaning of Section 881(c)(3)(A) of the Code; and

•

certify to us, our paying agent, or the person who would otherwise be required to withhold U.S. federal income tax, generally on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or an applicable substitute form, under penalties of perjury, that you are not a U.S. person for U.S. federal income tax purposes and provide your name and address.

Interest that does not satisfy the foregoing exception will be subject to U.S. federal withholding tax, currently at a rate of 30%, unless:

•

such tax is eliminated or reduced under an applicable U.S. income tax treaty and the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing such reduction or exemption from withholding tax on interest; or

•

such interest is effectively connected with a U.S. trade or business of the non-U.S. holder and the non-U.S. holder provides a properly executed IRS Form W-8ECI claiming an exemption from withholding tax on such interest.

A non-U.S. holder whose interest income is effectively connected with a U.S. trade or business (and in the case of an applicable treaty, is attributable to a permanent establishment or fixed base maintained in the U.S.) of the non-U.S. holder will be subject to regular U.S. federal income tax on such interest in generally the same manner as if it were a U.S. holder (see “—Tax Considerations for U.S. Holders” above), except that the non-U.S. holder will be required to provide a properly executed IRS Form W-8ECI (or successor form) in order to claim an exemption from withholding tax. A corporate non-U.S. holder may also be subject to an additional U.S. branch profits tax at a rate of 30% on its effectively connected earnings and profits attributable to such interest, subject to adjustments (unless reduced or eliminated by an applicable income tax treaty).

Sale, Taxable Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

Subject to the discussions below concerning backup withholding and FATCA, you generally will not be subject to U.S. federal income tax with respect to any gain recognized on a sale, taxable exchange, redemption, retirement or other taxable disposition of a note unless:

•

the gain is effectively connected with your conduct of a trade or business within the U.S. (and, if an applicable income tax treaty applies, is attributable to a permanent establishment or fixed base maintained in the U.S.), in which event such gain will be subject to tax generally in the same manner as described above with respect to effectively connected interest; or

•

you are an individual, who is present in the U.S. for 183 or more days in the taxable year of the disposition and certain other requirements are met, in which event the gain (net of certain U.S. source capital loss) will be subject to a 30% U.S. federal income tax (or a reduced rate under an applicable treaty).

Information Reporting and Backup Withholding

Payments of interest on the notes, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and you. Copies of the information returns reporting those interest payments and amounts withheld also may be available to the tax authorities in the country in which you reside under provisions of an applicable income tax treaty or exchange of information agreement. Backup withholding generally will not apply to payments of interest on the notes if you properly certify that you are not a U.S. person for U.S. federal income tax purposes under penalties of perjury or otherwise establish an exemption (see “—Stated Interest” above), provided that neither we nor our paying agent has actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemptions are not in fact satisfied.

The payments of the proceeds of the disposition (including a redemption or retirement) of notes to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding unless you provide the certification described above or otherwise establish an exemption. The proceeds of a disposition effected outside the U.S. by you of notes to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. However, if that broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a trade or business in the United States, or a foreign partnership that is engaged in the conduct of a trade or business in the U.S. or that has one or more partners that are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, information reporting requirements will apply unless that broker has documentary evidence in its files of your non-U.S. status and has no actual knowledge or reason to know to the contrary or unless you otherwise establish an exemption.

You should consult your own tax advisors regarding the application of information reporting and backup withholding to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Backup withholding is not an additional tax. Any amounts withheld from a payment to you under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided you timely furnish the required information to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), may impose a withholding tax of 30% on interest income paid on a debt obligation of a United States company and on the gross proceeds from a disposition of such a debt obligation paid to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), and (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Withholding under FATCA generally will apply to payments of interest on a note regardless of when they are made. However, under the applicable Treasury regulations, withholding under FATCA generally will only apply to payments of gross proceeds from the sale or other disposition of a note on or after January 1, 2017. An intergovernmental agreement between the United States and the applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. In many cases, non-U.S. holders may be able to indicate their exemption from, or compliance with, FATCA by providing a properly completed revised Form W-8BEN or W-8BEN-E to the applicable withholding agent certifying as to such status under FATCA; however, it is possible that additional information and diligence requirements will apply in order for a holder to establish an exemption from withholding under FATCA to the applicable withholding agent. Each holder is strongly encouraged to consult with its tax advisor regarding the implications of FATCA on its investment in a note.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the ownership of the notes. You should consult your tax advisors concerning the tax consequences of your particular situation.

DESCRIPTION OF THE NOTES

As used below in this “Description of the Notes” section, the “Issuer” means ExamWorks Group, Inc., a Delaware corporation, and its successors, but not any of its subsidiaries. The Issuer will issue the notes described in this prospectus supplement (the “Notes”) under an Indenture (the “Indenture”) among itself, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Issuer at its address set forth elsewhere in this prospectus supplement.

The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.”

Principal, Maturity and Interest

The Notes will mature on April 15, 2023. The Notes will bear interest at the rate shown on the cover page of this prospectus supplement, payable on April 15 and October 15 of each year, commencing on October 15, 2015, to Holders of record at the close of business on April 1 or October 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The Notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000.

An aggregate principal amount of Notes equal to $500.0 million is being issued in this offering. The Issuer may issue additional Notes having identical terms and conditions to the Notes being issued in this offering, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount (the “Additional Notes”), subject to compliance with the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness and Preferred Stock.” Any Additional Notes will be part of the same issue as the Notes being issued in this offering and will be treated as one class with the Notes being issued in this offering, including for purposes of voting, redemptions and offers to purchase. Additional Notes that are not fungible with the Notes for U.S. federal income tax purposes will be issued with a different CUSIP number. For purposes of this “Description of the Notes,” except for the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness and Preferred Stock,” references to the Notes include Additional Notes, if any.

Ranking

The Notes will be general unsecured obligations of the Issuer. The Notes will rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future obligations of the Issuer that are not so subordinated. Each Note Guarantee (as defined below) will be a general unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future obligations of such Guarantor that are not so subordinated.

The Notes and each Note Guarantee will be effectively subordinated to Secured Indebtedness of the Issuer and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness. The Credit Agreement is secured by substantially all of the assets of the Issuer and the Guarantors.

The Notes will also be effectively subordinated to all existing and future obligations, including Indebtedness, of any Foreign Subsidiaries and any Unrestricted Subsidiaries. Claims of creditors of these Subsidiaries, including trade creditors, will generally have priority as to the assets of these Subsidiaries over the claims of the Issuer and the holders of the Issuer’s Indebtedness, including the Notes.

As of December 31, 2014, after giving effect to the the Transactions, the Issuer and the Guarantors had no amounts outstanding under the Credit Agreement. Although the Indenture contains limitations on the amount of additional Secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See “—Certain Covenants—Limitations on Additional Indebtedness and Preferred Stock” and “—Limitations on Liens.”

As of December 31, 2014, after giving effect to the Transactions, the Issuer’s Foreign Subsidiaries had outstanding Indebtedness of $40.4 million, $8.6 million of undrawn borrowings available under existing credit facilities, total assets, net of intercompany balances, of $370.4 million and total liabilities of $348.8 million. On a pro forma basis, for the year ended December 31, 2014, the Issuer’s Foreign Subsidiaries represented 39.6% of our revenues.

As of the date hereof, the Issuer had no Unrestricted Subsidiaries.

Note Guarantees

The Issuer’s obligations under the Notes and the Indenture will be jointly and severally guaranteed (the “Note Guarantees”) by each Restricted Subsidiary (other than any Foreign Subsidiary).

Not all of our Subsidiaries will guarantee the Notes. However, each future direct or indirect Subsidiary (other than any Foreign Subsidiary) of the Issuer that guarantees Indebtedness under any Credit Facility, will provide a Note Guarantee. Unrestricted Subsidiaries and, unless specifically added as a Guarantor by the Issuer, Foreign Subsidiaries will not be Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute their assets to us, if any.

As of the date of the Indenture, all of our Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Limitation on Designation of Unrestricted Subsidiaries,” the Issuer will be permitted to designate any of its Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be that:

●	an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

●	a Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee and its obligations under the Indenture; and

●

the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

The obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary (including, without limitation, any guarantees under the Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

A Guarantor shall be released from its obligations under its Note Guarantee and its obligations under the Indenture:

(1) in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Guarantor then held by the Issuer and the Restricted Subsidiaries (to an entity that is not the Issuer or a Restricted Subsidiary), in each case in accordance with the provisions of the Indenture; or

(2) if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively;

(3) upon satisfaction and discharge of the Indenture or payment in full of the principal of, premium, if any, accrued and unpaid interest on the Notes and all other Obligations that are then due and payable; or

(4) upon the release or discharge by such Guarantor of its guarantee of any Credit Facility (which release or discharge, in each case, may be conditioned upon the concurrent release of the guarantee hereunder), except a discharge or release by or as a result of payment under such guarantee of any Credit Facility (it being understood that a release subject to a contingent reinstatement is still a release, and if any such guarantee of any Credit Facility is so reinstated such Guarantor’s guarantee of the Notes shall also be reinstated).

Optional Redemption

Except as set forth below, the Notes may not be redeemed prior to April 15, 2018. At any time or from time to time on or after April 15, 2018, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning on April 15 of the years indicated:

Year	Redemption Price
2018	104.219%
2019	102.813%
2020	101.406%
2021 and thereafter	100.000%

At any time prior to April 15, 2018, the Issuer may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon, to, but not including, the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.

At any time or from time to time prior to April 15, 2018, the Issuer, at its option, may redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to April 105.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 60% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 120 days of the date of the closing of any such Qualified Equity Offering.

Any redemption and notice of redemption may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent (including, in the case of a redemption related to a Qualified Equity Offering, the consummation of such Qualified Equity Offering). In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date so delayed.

At any time, the Issuer may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under “— Optional Redemption — Redemption with Proceeds from Equity Offerings,” selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

Notice of redemption will be delivered at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Change of Control

Upon the occurrence of any Change of Control, unless the Issuer shall have given a notice of redemption for 100% of the aggregate principal amount of Notes outstanding, each Holder will have the right to require that the Issuer purchase that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Within 30 days following any Change of Control, the Issuer will mail, or cause to be mailed, to the Holders a notice:

(1) describing the transaction or transactions that constitute the Change of Control;

(2) offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3) describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, we cannot assure you that in the event of a Change of Control the Issuer will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer, including a Credit Facility.

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable to the transaction giving rise to the Change of Control. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under the definition of “Change of Control” and “— Certain Covenants — Limitations on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Issuer purchases all of the Notes held by such holders, the Issuer will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Price plus, to the extent not included in the Change of Control Price, accrued and unpaid interest on the notes that remain outstanding, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.

Certain Covenants

The Indenture will contain, among others, the following covenants:

Limitations on Additional Indebtedness and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) and the Issuer will not permit any Restricted Subsidiary to issue any shares of Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) and any Guarantor may incur Indebtedness (including Acquired Indebtedness) and issue shares of Preferred Stock, if the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the relevant four-quarter period (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following, which shall be given independent effect in whole or in part, shall be permitted (the “Permitted Indebtedness”):

(1) Indebtedness of the Issuer and any Restricted Subsidiary under one or more Credit Facilities in an aggregate principal amount at any time outstanding not to exceed (a) $325 million (plus an amount equal to any accrued and unpaid interest, penalty or premium paid in connection with the refinancing or replacement of any Indebtedness incurred and outstanding pursuant to this clause (1)) plus (b) $50.0 million, to the extent there is no Indebtedness outstanding pursuant to clause (13);

(2) Indebtedness represented by the Notes issued on the Issue Date and the Note Guarantees in respect thereof;

(3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date after giving effect to the intended use of proceeds of the Notes (other than Indebtedness referred to in clauses (1), (2), (5), (12) or (13));

(4) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness, or in the case of any revolving Indebtedness, the aggregate commitment under such revolving credit facility, to which such Hedging Obligations relate;

(5) Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary; provided, however, that (i) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5) and (ii) if such Indebtedness is owed by the Issuer or any Guarantor to a Restricted Subsidiary that is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or the Guarantees, in the case of a Guarantor;

(6) (a) Indebtedness in respect of bid, performance, completion, guarantee, surety and similar bonds and assurances issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance, completion, guarantee or surety obligations (in each case other than for an obligation for money borrowed); and (b) Indebtedness in respect of, or constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of (1) workers’ compensation claims or self-insurance, (2) other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or self-insurance or (3) for regulatory or insurance purposes;

(7) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, Refinancing Indebtedness thereof and any subsequent Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding $20 million;

(8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of the Issuer or a Restricted Subsidiary, as the case may be, being notified of such overdraft;

(9) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(10) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2) or (3) above, this clause (10), or clause (17) below;

(11) indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or the acquisition, disposition, issuance or redemption of Equity Interests of the Issuer or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included (or that would be required to be included) on the face of the balance sheet of the Issuer or any Restricted Subsidiary at the time of closing of such acquisition, disposition, issuance or redemption shall not be permitted under this clause (11) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (11) shall at no time exceed the gross proceeds or value of the consideration actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

(12) Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed the greater of (i) $50 million or (ii) 5% of Total Assets, at any time outstanding;

(13) So long as there is no Indebtedness outstanding under clause (1(b)), Indebtedness of the Issuer’s Subsidiaries organized in the United Kingdom in an aggregate principal amount not to exceed £35 million outstanding at any one time pursuant to receivables facilities;

(14) Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $30 million at any time outstanding;

(15) Bank Products Obligations incurred in the ordinary course of business;

(16) the issuance by any Restricted Subsidiary of Preferred Stock to the Issuer or any other Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Issuer or a Restricted Subsidiary, or (ii) any sale or other transfer or any such Preferred Stock to a Person that is not either the Issuer or a Restricted Subsidiary, will be deemed, in each case to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (16); and

(17) Acquired Indebtedness provided that after giving effect to the related acquisition or merger, either

(1)	the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception set forth in the first sentence of this covenant or

(2)	the Consolidated Interest Coverage Ratio is equal to or greater than immediately prior to such acquisition or merger.

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Indebtedness in the form of additional Indebtedness or payment of dividends on Equity Interests in the form of additional shares of Equity Interests with the same terms will not be deemed to be an incurrence of Indebtedness or issuance of Equity Interests for purposes of this covenant.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (17) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Credit Facilities on the Issue Date shall be deemed to have been incurred under clause (1) above, and may later reclassify any item of Indebtedness described in clauses (1) through (17) above in any manner that complies with this covenant (provided that at the time of reclassification it meets the criteria under which it is then to be classified). In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness. Further, for purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Limitations on Layering Indebtedness

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Issuer or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes or the Note Guarantee of such Guarantor, to the same extent and in the same manner as such Indebtedness is subordinated in right of payment to such other Indebtedness of the Issuer or such Guarantor, as the case may be.

For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

Limitations on Restricted Payments

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2) the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clauses (2), (3), (4), (5), (6) or (7) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on July 1, 2011 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which internal consolidated financial statements prepared in accordance with GAAP are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(b) 100% of the aggregate net cash proceeds received by the Issuer either (x) as contributions to the common equity of the Issuer after July 1, 2011 or (y) from the issuance and sale of Qualified Equity Interests after July 1, 2011 other than (A) any such proceeds which are used to redeem Notes in accordance with the first paragraph under “—Optional Redemption—Redemption with Proceeds from Equity Offerings,” or (B) any such proceeds or assets received from a Subsidiary, plus

(c) the aggregate amount by which Indebtedness incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer’s balance sheet upon the conversion or exchange into Qualified Equity Interests of the Issuer (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary to a Person other then the Issuer or a Restricted Subsidiary upon such conversion or exchange), plus

(d) in the case of the disposition or repayment of or liquidated return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(e) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments prior to such Redesignation had reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

The foregoing provisions, which shall be given independent effect in whole or in part, will not prohibit (each, a “Permitted Payment” and collectively, “Permitted Payments”):

(1) the payment by the Issuer or any Restricted Subsidiary of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration or notice thereof, if on the date of declaration or notice the payment or redemption would have complied with the provisions of the Indenture;

(2) the redemption or repurchase of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the issuance and sale of, Qualified Equity Interests occurring within 60 days prior to such redemption or repurchase, or the making of other Restricted Payments out of the proceeds of the issuance and sale of Qualified Equity Interests of the Issuer or any Restricted Subsidiary occurring within 60 days prior to such Restricted Payment;

(3) the redemption or repurchase of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the issuance and sale of, Qualified Equity Interests occurring within 60 days prior to such redemption or repurchase, (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitations on Additional Indebtedness and Preferred Stock” covenant and the other terms of the Indenture or (c) upon a Change of Control or in connection with an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuer shall have complied with the covenants described under “—Change of Control” and “—Limitations on Asset Sales” and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;

(4) repurchases by the Issuer and any Restricted Subsidiary of (x) Equity Interests deemed to occur upon the exercise of stock options, warrants and other similar rights to acquire Equity Interests if the Equity Interests represent a portion of the exercise price thereof or (y) Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee in connection with such grant or award;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer issued to and held by any current or former officer, director, employee or consultant of the Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or benefit plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any fiscal year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to subsequent fiscal years but in no event shall the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests exceed $10.0 million in any fiscal year);

(6) Restricted Payments in an aggregate amount outstanding at the time made pursuant to this clause (6) not to exceed $30.0 million; and

(7) the declaration and payment of dividends to holders of any class or series of Disqualified Equity Interests of the Issuer issued in accordance with the covenant described under “—Limitations on Additional Indebtedness and Preferred Stock” to the extent such dividends are included in the definition of “Consolidated Interest Expense,”

provided that (a) in the case of any Restricted Payment pursuant to clause (3), (5), (6), or (7) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clauses (2) or (3)(a) above shall increase the Restricted Payments Basket.

For purposes of determining compliance with this “Restricted Payments” covenant, in the event that a Restricted Payment meets the criteria of more than one of the Permitted Payments described in clauses (1) through (7) above, or is permitted pursuant to the first paragraph of this covenant, the Issuer will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests;

(b) make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

(c) transfer any of its assets to the Issuer or any other Restricted Subsidiary; except for:

(1) encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(2) encumbrances or restrictions existing under the Indenture, the Notes,the Note Guarantees and the Credit Agreement;

(3) non-assignment or subletting provisions of any contract or any lease entered into in the ordinary course of business;

(4) encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Facilities) as in effect on that date;

(5) restrictions relating to any Lien permitted under the Indenture imposed by the holder of such Lien;

(6) restrictions imposed under any agreement to sell assets (including capital stock) permitted under the Indenture to any Person pending the closing of such sale;

(7) restrictions imposed under any instrument governing Acquired Indebtedness or Equity Interests of Restricted Subsidiary as in effect at the time of its acquisition by the Issuer or other Restricted Subsidiary so long as such Equity Interest was not issued or incurred in contemplation of or in connection with such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not, in the good faith judgment of the Issuer’s Board of Directors, materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

(9) customary provisions in partnership agreements, shareholder agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10) Purchase Money Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness and Preferred Stock” that impose restrictions of the nature described in clause (c) above on the assets acquired;

(11) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

(12) encumbrances or restrictions contained in Indebtedness of Foreign Subsidiaries permitted to be incurred under the Indenture; provided that any such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred under the relevant circumstances and do not, in the good faith judgment of the Board of Directors of the Issuer, materially impair the Issuer’s ability to make payment on the Notes when due;

(13) any encumbrance or restriction pursuant to Hedging Obligations; and

(14) any encumbrances or restrictions imposed by any amendments, restatements, renewals, replacements, refundings or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above or any amendments, restatements, renewals, replacements, refundings or refinancings thereof; provided that such amendments, restatements, renewals, replacements, refundings or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment, restatement, renewal, replacement, refunding or refinancing.

Limitations on Transactions with Affiliates

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate involving aggregate consideration in excess of $1.0 million (an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

(2) the Issuer delivers to the Trustee:

(a) with respect to any Affiliate Transaction involving aggregate value in excess of $10.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the Independent Directors approving such Affiliate Transaction; and

(b) with respect to any Affiliate Transaction involving aggregate value of $20.0 million or more, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor to the Board of Directors of the Issuer.

The foregoing restrictions shall not apply to:

(1) transactions between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2) director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans and reimbursement or advancement of out-of- pocket expenses, and director’s and officer’s liability insurance) and indemnification arrangements, in the case of any of the above payable to or entered into with directors or executive officers, approved by a majority of the Independent Directors;

(3) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes to be used by such Person to pay taxes, and which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(4) Restricted Payments which are made in accordance with the covenant described under “—Limitations on Restricted Payments” and any Permitted Investment;

(5) (x) any agreement in effect on the Issue Date and disclosed (including by incorporation by reference) in this prospectus supplement, as in effect on the Issue Date or as thereafter amended or replaced in any manner, which amendment or replacement, taken as a whole, is not more disadvantageous to the Holders or the Issuer in any material respect than such agreement as it was in effect on the Issue Date or (y) any transaction pursuant to any agreement referred to in the immediately preceding clause (x);

(6) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of the Issuer or any of its Subsidiaries other than the Issuer or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity; and

(7) (a) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests.

Limitations on Liens

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or trade payables, unless contemporaneously therewith:

(1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitations on Asset Sales

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale after giving effect to any indemnification, adjustment of purchase price, earn-out or similar adjustment; and

(2) at least 75% of the total consideration in such Asset Sale consists of cash or Cash Equivalents. For purposes of clause (2), the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness), accounts payable and accrued expenses of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale pursuant to a customary written novation or assumption agreement that releases the Issuer or such Restricted Subsidiary from further liability;

(b) the amount of any obligations received from such transferee that are due and payable or reasonably expected to be converted by the Issuer or such Restricted Subsidiary to cash or Cash Equivalents within 180 days following the closing of such Asset Sale;

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) $20 million and (ii) 2% of Total Assets at the time of the receipt of such Designated Non- cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose; and

(d) the Fair Market Value of (i) any assets (other than securities) received by the Issuer or any Restricted Subsidiary to be used by it in a Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or (iii) a combination of (i) and (ii).

As used in clause (c) above, the term “Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the Issuer’s Chief Financial Officer and another Officer, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration.

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1) satisfy all mandatory repayment obligations under the Credit Agreement arising by reason of such Asset Sale;

(2) repay any Indebtedness which was secured by the assets sold in such Asset Sale;

(3) (A) invest all or any part of the Net Available Proceeds thereof in assets (other than securities) to be used by the Issuer or any Restricted Subsidiary in the Permitted Business, (B) acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B);

(4) make a Net Proceeds Offer (and redeem Pari Passu Indebtedness) in accordance with the procedures described below and in the Indenture; and/or

(5) in the case where the assets that were the subject of such Asset Sale are the assets of a Foreign Subsidiary, to repay Indebtedness of any Foreign Subsidiary.

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds equals or exceeds $25.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1) the Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

(4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Excess”), the Issuer may use the Net Proceeds Excess, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Limitations on Asset Sales” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Limitations on Asset Sales” provisions of the Indenture by virtue of this compliance.

Limitations on Designation of Unrestricted Subsidiaries

The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of “— Limitations on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

(3) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4) has not guaranteed any Indebtedness of the Issuer or any Restricted Subsidiary, except for (a) any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary or (b) a Note Guarantee that will be released pursuant to the indenture upon such Designation.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under the covenant described under “—Limitations on Additional Indebtedness and Preferred Stock” or the Lien is not permitted under the covenant described under “—Limitations on Liens,” the Issuer shall be in default of the applicable covenant.

The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and all

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

Limitations on Mergers, Consolidations, Etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

(1) either:

(a) the Issuer will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and the Indenture;

(2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and

(3) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Issuer or the Successor, as the case may be, either (a) could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (b) would have a Consolidated Interest Coverage Ratio equal to or greater than the Issuer’s Consolidated Interest Coverage Ratio immediately prior to such transaction.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Notwithstanding the preceding clauses (2) and (3) (which do not apply to transactions referred to in this sentence), (a) any Restricted Subsidiary of the Issuer may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Issuer, and (b) the Issuer may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Issuer, reincorporating the Issuer in another jurisdiction, or changing the legal form of the Issuer.

Except as provided in the fifth paragraph under the caption “—Note Guarantees,” no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

(1) either:

(a) such Guarantor will be the surviving or continuing Person; or

(b) either (i) the Person formed by or surviving any such consolidation or merger is another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor and the Indenture or (ii) the transaction constitutes a sale or other disposition of capital stock of a Guarantor (to an entity that is not the Issuer or a Restricted Subsidiary) in accordance with the terms of the Indenture; and

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary.

Additional Note Guarantees

If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary shall acquire or create another Subsidiary (other than a Foreign Subsidiary or a Subsidiary that has been designated an Unrestricted Subsidiary), (b) desires to cause a Foreign Subsidiary to be a Guarantor or (c) upon any Unrestricted Subsidiary being Redesignated a Restricted Subsidiary (other than a Foreign Subsidiary), then, in each such case, the Issuer shall cause such Restricted Subsidiary to simultaneously (or in the case of clause (a) immediately above within 30 days):

(1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2) deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and binding obligation of such Restricted Subsidiary in accordance with its terms.

Conduct of Business

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

Reports

Whether or not required by the SEC, so long as any notes are outstanding, the Issuer will furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations as if the Issuer had a class of securities registered pursuant to Section 13 or 15(d) of the Exchange Act:

(1) all quarterly and annual financial reports on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2) all current reports required to be filed with the Commission on Form 8-K.

To the extent any such reports are filed on the SEC’s EDGAR system and are publicly available, such reports shall be deemed to be delivered to the Holders of the Notes.

If the Issuer is no longer required to file reports with the SEC, all such annual reports shall be furnished within 90 days after the end of the fiscal year to which they relate, and all such quarterly reports shall be furnished within 45 days after the end of the fiscal quarter to which they relate. All such current reports shall be furnished within the time periods specified in the SEC’s rules and regulations for reporting companies under the Exchange Act.

If the Issuer has Designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Issuer, then the annual and quarterly information required by clause (1) of the first paragraph of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries of the Issuer.

Events of Default

Each of the following is an “Event of Default”:

(1) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2) failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3) failure by the Issuer to comply with any of its agreements or covenants described above under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” or in respect of its obligations to make a Change of Control Offer as described under “—Change of Control”;

(4) failure by the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a) is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof,

(b) results in the acceleration of such Indebtedness prior to its express final maturity, or

(c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $30.0 million or more;

(6) one or more judgments or orders that exceed $30.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, discharged, bonded (by providing insurance, letters of credit or other financial assurance), stayed or stayed pending appeal, annulled or rescinded within 60 days of being entered;

(7) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or makes a general assignment for the benefit of its creditors;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b) appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

(c) orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(9) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Significant Subsidiary denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2) has been offered indemnity satisfactory to it in its reasonable judgment; and

(3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “—Events of Default” section).

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

The Trustee shall have no duty to monitor, inquire as to or ascertain compliance with the Issuer’s covenants under the Indenture other than with respect to its obligations to make payments of principal and interest due on any Notes.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to

(1) rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due solely from the trust funds referred to below,

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer’s obligation in connection therewith, and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes,

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States confirming that:

(a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to (x) such deposit, (y) similar contemporaneous deposits to redeem or defease other Indebtedness and (z) costs related thereto),

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute (a) a Default under the Indenture or (b) a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to (x) such deposit, (y) similar contemporaneous deposits to redeem or defease other Indebtedness and (z) costs related thereto),

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5)(a) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then our obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2) (a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under “— Optional Redemption,” and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b) the Issuer has paid all sums payable by it under the Indenture, and

(c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that, without the consent of each Holder affected, no amendment or waiver may:

(1) reduce, or change the maturity of, the principal of any Note;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce any premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described above under “—Change of Control” and “— Certain Covenants — Limitations on Asset Sales,” except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

(6) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7) waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration);

(8) impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(9) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

(10) make any change in the preceding amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer and the Trustee may amend the Indenture, the Note Guarantees or the Notes without the consent of any Holder:

(1) to cure any ambiguity, defect, omission, mistake or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets in accordance with “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.”;

(4) to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture);

(5) to make any change that would provide any additional rights or benefits to the holders of the Notes, to surrender any right or power conferred by the Indenture upon the Issuer or the Restricted Subsidiaries, or to make any change that does not materially adversely affect the rights under the Indenture of any Holder or, in the case of the Indenture, to maintain the qualification of the Indenture under, and otherwise comply with, the Trust Indenture Act;

(6) to make or change any provisions with respect to matters or questions arising under the Indenture; provided that such actions pursuant to this clause (6) shall not adversely affect the interest of the Holders in any material respect, as determined in good faith by the Issuer’s Board of Directors and evidenced by resolutions of the Board of Directors of the Issuer;

(7) to make any amendment to the provisions of the Indenture relating to the transfer and legending of the Notes permitted by the Indenture, including to facilitate the issuance and administration of Notes, provided that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Notes;

(8) to provide for or confirm the issuance of Additional Notes in accordance with the Indenture;

(9) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or

(10) to conform the text of the Indenture or the Notes to any provision of this “Description of the Notes” to the extent such provision in this “Description of the Notes” was intended to be a provision of the Indenture or the Notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered security and indemnity satisfactory to the Trustee.

Governing Law

The Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition; provided, however, that Indebtedness of such acquired Person which is redeemed or otherwise repaid at the time of or substantially contemporaneously with the consummation of the transactions by which such acquired Person merges with or into or becomes a Restricted Subsidiary of such specified Person shall not be Acquired Indebtedness.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenant described under “—Certain Covenants—Limitations on Transactions with Affiliates,” Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referenced Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of-

(1) 1.0% of the principal amount of the Note; or

(2) the excess of

(a) the present value at such redemption date of (i) the redemption price of the note at April 15, 2018 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”), plus (ii) all required interest payments due on the note through April 15, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note.

“asset” means any asset or property.

“Asset Acquisition” means

(1) an Investment by the Issuer or any Restricted Subsidiary in or for the purchase of any other Person (whether by merger, consolidation or purchase or exchange of Equity Interests) if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary, or

(2) the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division, business unit or line of business of any other Person (including any assets of an Affiliate of a Person being acquired and used or held for use by the Person (or division, business unit or line of business) being acquired).

“Asset Sale” means (A) any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Guarantor (including by merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business, or (B) the issuance of Equity Interests in any of the Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary).

For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.”;

(3) Permitted Investments and Restricted Payments permitted under the covenant described under “—Certain Covenants—Limitations on Restricted Payments”;

(4) the creation of or realization on any Lien permitted under the Indenture;

(5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

(6) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of Issuer and the Restricted Subsidiaries;

(7) a transfer of assets between or among the Issuer and its Restricted Subsidiaries;

(8) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $10.0 million;

(9) the issuance or sale of Equity Interests of the Issuer; and

(10) any disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business.

“Bank Product Obligations” means Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards, ACH transactions, and cash management transactions.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the Obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such Obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable direct obligations issued or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within 360 days of the date of acquisition thereof;

(2) demand and time deposits and certificates of deposit or acceptances, maturing within 360 days of the date of acquisition thereof, of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a “B” rating by Thomson Financial BankWatch;

(3) commercial paper maturing no more than 360 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above;

(5) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 360 days from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(6) in the case of any Foreign Subsidiary: (a) direct obligations of the sovereign nation (or any agency or instrumentality thereof) in which such Foreign Subsidiary is organized or is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or any agency or instrumentality thereof), (b) of the type and maturity described in clauses (1) through (5) above of foreign obligors, which obligations or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (c) of the type and maturity described in clauses (1) through (5) above of foreign obligors (or the parents of such obligors), which obligations or obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (6)(b) but which are, in the reasonable judgment of the Issuer, comparable in investment quality to such obligations and obligors (or the parents of such obligors); and

(7) money market or other mutual funds at least 95% of whose assets comprise securities of the types described in clauses (1) through (6) above.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer;

(2) (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or

(3) the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of:

(1) Consolidated Net Income; plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders;

(a) Consolidated Income Tax Expense;

(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense);

(c) Consolidated Depreciation Expense;

(d) Consolidated Interest Expense;

(e) any unusual or nonrecurring fees, cash charges and other cash expenses for such period (A) made or incurred by the Issuer and its Restricted Subsidiaries in connection with any acquisition or investment not prohibited by the Indenture, including severance, relocation and facilities closing costs, including any earnout payments, whether or not accounted for as such, that are paid, accrued or reserved for within 365 days of such transaction, or (B) incurred in connection with the issuance of Equity Interests or Indebtedness; and

(f) all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period.

in each case determined on a consolidated basis in accordance with GAAP, minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four- Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including, without duplication, any pro forma effect as provided in the immediately succeeding paragraph) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

For purposes of this definition, whenever pro forma effect is to be given to an Asset Sale or Asset Acquisition and the amount of Consolidated Cash Flow relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that any such pro forma calculations may include the annualized amount of operating expense reductions for such period resulting from such Asset Sale or Asset Acquisition that (A) have been realized or (B) for which the steps necessary for realization have been taken (or are taken concurrently with such transaction) and which operating expense reductions are reasonably expected to be realized within the twelve month period following such transaction or (C) for which the steps necessary for realization are reasonably expected to be taken within the six month period following such transaction and which operating expense reductions are reasonably expected to be realized within the twelve month period following such transaction and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead, provided that, in each case, such adjustments are set forth in an Officers’ Certificate signed by the Issuer’s Chief Financial Officer and another Officer of the Issuer which states (i) the amount of such adjustment or adjustments, (ii) in the case of items (B) or (C) above, that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to the Indenture.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, net of interest earned on cash and Cash Equivalents (other than payment-in-kind interest), determined on a consolidated basis in accordance with GAAP and including, without duplication:

(1) imputed interest on Capitalized Lease Obligations;

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(3) the net costs associated with Hedging Obligations related to interest rates;

(4) amortization of debt discount or premium (other than debt extinguishment costs);

(5) the interest portion of any deferred payment obligations;

(6) capitalized interest;

(7) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal;

(8) all interest payable with respect to discontinued operations; and

(9) all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness.

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or, subject to clause (3) below, any Restricted Subsidiary during such period;

(2) except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3) for purposes of calculating the Restricted Payment Basket only, the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary;

(6) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(7) gains and losses with respect to Hedging Obligations;

(8) the cumulative effect of any change in accounting principles;

(9) other than for purposes of calculating the Restricted Payments Basket, any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Issuer or any Restricted Subsidiary during such period; and

(10) any non-cash charges relating to the amortization of intangibles resulting from the application of FAS 141.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under “—Certain Covenants—Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (12) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

For purposes of this definition of “Consolidated Net Income,” “nonrecurring” means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

“Consolidated Secured Debt Ratio” means, as of any date of determination (the “Determination Date”) the ratio of (a) the sum of (x) the aggregate amount of Secured Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on the Determination Date and (y) the aggregate amount of Secured Indebtedness available to be incurred as of such date pursuant to clause (1) of “—Certain Covenants—Limitations on Additional Indebtedness and Preferred Stock,” to (b) Consolidated Cash Flow for the most recently ended four consecutive fiscal quarters for which internal financial statements are available prior to the Determination Date (the “Reference Period”). For purposes of making the computation referred to above, the Consolidated Secured Debt Ratio shall be calculated, if applicable, on a pro forma basis in respect of clauses (a) and (b) thereof as are appropriate and consistent with the pro forma adjustments set forth in the definition of Consolidated Interest Coverage Ratio.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness and Preferred Stock.”

“Credit Agreement” means (a) the credit agreement dated as of October 11, 2010 among the Issuer, the guarantors named therein, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders from time to time party thereto, including any notes, letters of credit, guarantees, collateral and security documents, instruments and other agreements executed, issued or arranged in connection therewith (including Hedging Obligations and Bank Product Obligations incurred in connection therewith), and in each case as amended, refunded, replaced or refinanced from time to time and (b) the credit agreement to be entered into by and among the Issuer, the guarantors named therein, Bank of America, N.A., as administrative agent, and the lenders party thereto from time to time, together with the related documents thereto, and in each case as amended, refunded, replaced or refinanced from time to time.

“Credit Facilities” means one or more debt facilities (which may be outstanding at the same time and including, without limitation, the Credit Agreement) providing for revolving credit loans, term loans or letters of credit or other forms of Indebtedness (including debt securities) and, in each case, as such agreements may be amended, refinanced, refunded, replaced or otherwise restructured, in whole or in part from time to time (including extending the maturity of, increasing the amount of available borrowings under, extending the purpose to include acquisition, working capital and other facilities of, changing the conditions and basis of borrowing of, combining the seniority of, changing the covenants and other provisions of, and adding Subsidiaries as additional borrowers or guarantors, or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether with the same or any other agent, lender or group of lenders), including (i) any related notes, letters of credit, guarantees, collateral documents, instruments, indentures and other agreements executed, issued or arranged in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and other agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designation” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Designation Amount” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “—Change of Control” and “—Certain Covenants—Limitations on Asset Sales,” respectively, and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “—Change of Control” and “—Certain Covenants—Limitations on Asset Sales,” respectively.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $10.0 million shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Trustee. Fair Market Value (other than of any asset with a public trading market) in excess of $40.0 million shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion addressed to the Board of Directors of the Issuer and delivered to the Trustee.

“Foreign Subsidiary” means any Restricted Subsidiary of the Issuer which (i) is not organized under the laws of (x) the United States or any state thereof or (y) the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means each Restricted Subsidiary, other than a Foreign Subsidiary, on the Issue Date, and each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase, option or similar agreements or arrangements dealing with interest rates, currency exchange rates, commodities or commodity prices, either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, enter into a guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery or title thereto;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6) all Capitalized Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(10) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

Notwithstanding the foregoing, Indebtedness shall not include a government grant and any guaranty of the Issuer or a Restricted Subsidiary required by such grant which obligates the Issuer or a Restricted Subsidiary to repay such grant at the discretion of such government or upon the failure of the conditions of such grant specified therein to be fulfilled, but which is forgiven solely by reason of the passage of time or the fulfillment of such grant conditions (other than repayments); provided that if the conditions for forgiveness of such government grant lapse for whatever reason and the Issuer or a Restricted Subsidiary becomes obligated to repay such grant, the grant shall be deemed Indebtedness which is incurred 30 days after the time such obligation to repay is triggered.

“Independent Director” means a director of the Issuer who

(1) is independent with respect to the transaction at issue; and

(2) does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer).

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates.

“interest” means, with respect to the Notes, interest on the Notes.

“Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP (including, if required by GAAP, purchases of assets outside the ordinary course of business); and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.” If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

“Issue Date” means the date on which the Notes are originally issued.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

(2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary and other than under a Credit Facility) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Credit Agreement or Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Issuer or any Restricted Subsidiary.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed on behalf of a Person by two Officers of such Person.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.

“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in this prospectus supplement and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Investment” means (each of which shall be given independent effect in whole or in part):

(1) Investments by the Issuer or any Restricted Subsidiary in (a) the Issuer or any Restricted Subsidiary or (b) or for the purchase of any Person that will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into, or transfers or conveys substantially all of the assets to, or is liquidated into, the Issuer or any Restricted Subsidiary;

(2) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Issuer not in excess of $10.0 million at any one time outstanding;

(3) Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation; (4) cash and Cash Equivalents;

(5) accounts and notes receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or any exchange of such investment with the issuer thereof or taken in settlement of or other resolution of claims or disputes;

(7) (a) Investments received in connection with an Asset Sale that was made in compliance with the covenant described under “— Certain Covenants — Limitations on Asset Sales” and (b) Investments in securities or other assets not constituting Cash Equivalents received in connection with any other disposition of assets not constituting an Asset Sale; provided that in the case of this clause (b), the total consideration received in connection with any such disposition of assets shall be at least equal to the Fair Market Value of the assets being disposed;

(8) lease, utility and other similar deposits in the ordinary course of business;

(9) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(10) other Investments made after the Issue Date in an aggregate amount not to exceed $30.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value); provided that no Investment made in reliance on this clause (10) shall be made in any Person that is the direct or indirect holder of a majority of the outstanding Equity Interests of the Issuer;

(11) Investments of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date;

(12) the conversion or contribution of Indebtedness or other obligations from Restricted Subsidiaries, existing as of the Issue Date, to an Equity Interest in the obligor; and

(13) Investments of a Restricted Subsidiary of the Issuer acquired after the Issue Date or of a Person merged into or consolidated with a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by the covenant described under “—Certain Covenants—Merger, Consolidation or Sale of Assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, or consolidation and were in existence on the date of such merger, acquisition, amalgamation or consolidation.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2) Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof and rights to offset and set-off;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(5) judgment Liens not giving rise to an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

(6) easements, rights-of-way, zoning restrictions, title irregularities and other similar charges, restrictions or encumbrances in respect of real property which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

(7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(8) Liens encumbering deposits made to secure obligations arising from contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(9) lenders’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the lender or lenders with which such accounts are maintained, securing amounts owing to such lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(10) leases or subleases, and licenses or sublicenses, granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(11) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(12) Liens securing all of the Notes and Liens securing any Note Guarantee;

(13) Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

(14) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date other than Indebtedness described under clause (16) below;

(15) Liens in favor of the Issuer or a Guarantor;

(16) Liens securing Indebtedness under the Credit Facilities incurred pursuant to clause (1) of “—Certain Covenants—Limitations on Additional Indebtedness and Preferred Stock”;

(17) Liens securing Purchase Money Indebtedness incurred in compliance with and pursuant to clause (7) of the covenant described under “—Limitations on Additional Indebtedness and Preferred Stock”; provided that such Liens shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;

(18) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon and substitutions and replacements thereto) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(19) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(20) Liens on assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries;

(21) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in clauses (12), (14), (17), (18), (19) and (25); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (14), (17), (18) and (19), such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(23) Liens securing Indebtedness of up to $20.0 million outstanding at any time;

(24) Liens arising in connection with the placement by the Issuer or any Restricted Subsidiary of a reasonable amount of cash (as determined in good faith by the Issuer’s Board of Directors) in escrow against any obligations permitted pursuant to clause (11) of “—Certain Covenants—Limitations on Additional Indebtedness and Preferred Stock” (other than with respect to obligations incurred or assumed in connection with the acquisition, disposition, issuance or redemption of Equity Interests of the Issuer); and

(25) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described under “Certain covenants—Limitations on Additional Indebtedness and Preferred Stock;” provided that, with respect to Liens securing Obligations permitted under this clause (25), at the time of incurrence and after giving pro forma thereto, the Consolidated Secured Debt Ratio would be no greater than 3.5 to 1.0.

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time such Permitted Lien is incurred or at a later date), the Issuer in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this covenant and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment purchased, constructed or improved at any time after the Issue Date and used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof and fees and other obligations incurred in connection therewith, as amended or otherwise restructured (other than pursuant to a refinancing); provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer to Persons other than any Person who is, prior to such issuance and sale, an Affiliate of the Issuer.

“redeem” means to redeem, repurchase, purchase, defease (including a covenant defeasance), retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of “—Optional Redemption.”

“Redesignation” has the meaning given to such term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1) the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred or to be paid in connection with the incurrence of the Refinancing Indebtedness;

(2) the obligor of Refinancing Indebtedness does not include any Person (other than the Issuer or any Guarantor) that is not an obligor of the Refinanced Indebtedness;

(3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4) the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) 91 days after the maturity date of the Notes;

(5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(6) the proceeds of the Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem or refinance the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to redeem or refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed or refinanced within one year of the incurrence of the Refinancing Indebtedness.

“Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

(3) any Investment other than a Permitted Investment; or

(4) any payment or redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Issuer or any Restricted Subsidiary).

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

“Secured Indebtedness” means any Indebtedness for borrowed money or in respect of Capitalized Lease Obligations of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries as set forth on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of Consolidated Interest Coverage Ratio.

“Transactions” means (i) the issuance and sale of the Notes, and (ii) the payment of fees and expenses related to the foregoing.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, in the case of a satisfaction, discharge or defeasance, at least two (2) Business Days prior to the deposit of funds with the Trustee to pay and discharge the entire obligation under the Notes) (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 15, 2018; provided, however, that if the period from the redemption date to April 15, 2018, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

DESCRIPTION OF OTHER INDEBTEDNESS

Working Capital Facilities

Please refer to “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for a description of the UKIM Working Capital Facility and the Premex Working Capital Facility. We intend to extend the term of both working capital facilities in connection with the completion of the Transactions.

New Credit Facility

Concurrently with the issuance of the notes, we expect that the Company, as borrower, will terminate the Existing Credit Facility and enter into a new revolving credit facility with Bank of America, N.A., as administrative agent and letter of credit issuer, and the other agents and lenders party thereto from time to time. The following is a summary description of certain expected terms of our New Credit Facility. The terms of the credit agreement and related documentation for the New Credit Facility are under discussion, and accordingly their definitive terms may vary from those described below.

The New Credit Facility is expected to provide for up to $300.0 million of revolving extensions of credit outstanding at any time (including revolving loans, swingline loans and letters of credit). During the term of the New Credit Facility, the Company has the right, subject to compliance with the covenants specified in the New Credit Facility, to increase the revolving extensions under New Credit Facility to a maximum of $400.0 million. The New Credit Facility will be available on a revolving basis up to such maximum, on the date of issuance of the notes, to refinance certain existing indebtedness of the Company and its subsidiaries and to finance the fees and expenses payable in connection with the Transactions contemplated hereby (except the fees associated with the entry into the New Credit Facility) and, thereafter, to finance the working capital needs and general corporate purposes of the borrower and its existing and future subsidiaries, including, without limitation, to finance certain capital expenditures of the Company, including acquisitions. Multicurrency borrowings and letters of credit under the New Credit Facility will be available in certain other currencies to be determined.

Maturity; prepayments

The New Credit Facility will have a five-year maturity.

The New Credit Facility will be subject to mandatory prepayment if the facility is overdrawn. Voluntary prepayments and commitment reductions will be permitted in minimum amounts to be agreed.

Security; guarantees

The obligations of the Company under the New Credit Facility are expected to be guaranteed by certain of our existing and future material direct domestic subsidiaries and certain of their material direct domestic subsidiaries (such subsidiaries, the “Subsidiary Guarantors”).

The New Credit Facility and any interest rate protection and other hedging arrangements provided by any lender party to the New Credit Facility or any of its affiliates are expected to be secured on a first-priority basis by a perfected security interest (subject to customary exceptions) in substantially all of the Company’s and each Subsidiary Guarantor’s tangible and intangible assets, including U.S. registered intellectual property, owned real estate property and all capital stock of the Subsidiary Guarantors.

Interest

After the closing date, at the Company’s election, the interest rate per annum applicable to the loans under the New Credit Facility will be based on a LIBOR rate or a prime rate plus, in each case, an applicable margin, such margin to be based on a leverage grid with margins initially expected to be 2.50% for LIBOR loans and 1.50% for base rate loans.

Fees

We will pay certain recurring fees with respect to the New Credit Facility, including (i) fees on the unutilized commitments under the revolving facility, to be based on a leverage grid at such levels to be agreed upon, (ii) an annual administrative agent fee, and (iii) customary letter of credit fees.

Covenants

The New Credit Facility will contain a number of customary affirmative and negative covenants that, subject to baskets, materiality thresholds, exceptions and qualifications to be negotiated in the definitive documentation, will limit or restrict the ability of the Company and its subsidiaries to, among other things:

●	incur additional indebtedness (including guarantee obligations);

●	incur liens;

●	engage in mergers or other fundamental changes;

●	sell certain property or assets;

●	pay dividends or other distributions;

●	make acquisitions, investments, loans and advances;

●	prepay certain indebtedness, including the notes offered hereby;

●	change the nature of their business; and

●	engage in certain transactions with affiliates.

In addition, under the New Credit Facility, subject to exceptions and qualifications to be negotiated in the definitive documentation, we will be required to comply with (i) a maximum consolidated senior secured leverage ratio, (ii) a maximum consolidated leverage ratio, and (iii) a minimum consolidated fixed charge coverage ratio, with such levels to be agreed upon.

Events of Default

The New Credit Facility will contain customary events of default, subject to cure periods, baskets, materiality thresholds, exceptions and qualifications to be negotiated in the definitive documentation, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; failure to perform or observe covenants; cross-default to other indebtedness in an amount to be mutually agreed upon; bankruptcy and insolvency events; inability to generally pay debts; monetary judgment defaults in an amount to be mutually agreed upon; actual or asserted invalidity or impairment of any definitive loan documentation; and a change of control.

Terms subject to change

The terms described above are subject to change. The availability of the New Credit Facility is subject to a number of conditions, including the completion of this offering. To the extent that any of these conditions are not satisfied, the New Credit Facility may not be available on the terms described herein or at all.

UNDERWRITING (CONFLICT OF INTEREST)

Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	$168,000,000
SunTrust Robinson Humphrey, Inc.	88,000,000
Wells Fargo Securities, LLC	72,000,000
Barclays Capital Inc.	60,000,000
Deutsche Bank Securities Inc.	40,000,000
Fifth Third Securities, Inc.	40,000,000
Goldman, Sachs & Co.	32,000,000
Total	$500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 1.25% of the principal amount of the notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering are estimated at $973,100 (excluding the underwriting discount) and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about April 16, 2015, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

                We have agreed that we will not, for a period of 90 days after the date of this prospectus supplement, without first obtaining the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflicts of Interest

As described under “Use of Proceeds,” we intend to use the net proceeds of this offering to repay outstanding debt under the Existing Credit Facility and the 9.0% senior notes due 2019. Certain of the underwriters and/or their affiliates may be holders of the 9.0% senior notes due 2019, and to the extent such notes are purchased or redeemed by us using the proceeds of this offering, any such underwriter or its affiliate will receive a portion of the proceeds of this offering. Furthermore, Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, serves as Administrative Agent, Lender, Swing Line Lender and L/C Issuer under the Existing Credit Facility and will receive a portion of the proceeds of this offering. Affiliates of Fifth Third Securities, Inc., SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, Barclays Capital Inc. and Goldman, Sachs & Co. are also Lenders under the Existing Credit Facility and will receive a portion of the proceeds of this offering. Such underwriters or their affiliates therefore will receive more than 5% of the net proceeds from this offering through the repayment of such debt. Those underwriters whose affiliates will receive more than 5% of the total net proceeds (not including underwriting compensation) from this offering are considered by FINRA to have a conflict of interest with ExamWorks in regards to this offering. As a result, this offering is being made in compliance with FINRA Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of such rule. Accordingly, Deutsche Bank Securities Inc. is assuming the responsibilities of acting as the qualified independent underwriter with respect to this offering. FINRA Rule 5121(a)(2)(A) requires that, under these circumstances, a qualified independent underwriter participate in the preparation of the prospectus supplement and exercise the usual standards of “due diligence” in respect thereto. Aside from its relative portion of the underwriting discount set forth on the cover page of this prospectus supplement, Deutsche Bank Securities Inc. will not receive any fees for serving as qualified independent underwriter in connection with this offering. We have agreed to indemnify Deutsche Bank Securities Inc. against liabilities incurred in connection with acting as the qualified independent underwriter, including liabilities under the Securities Act and the Exchange Act. No underwriter having a conflict of interest under FINRA Rule 5121 will sell to a discretionary account any securities with respect to which the conflict exists, unless the member has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby.  Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, Barclays Capital Inc., Fifth Third Securities, Inc., Goldman, Sachs & Co. or their affiliates are expected to be lenders under the New Credit Facility.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of notes may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative(s); or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or the representative(s) to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

Certain legal matters relating to the offering of the notes will be passed upon for us by Paul Hastings LLP, Atlanta, Georgia, and for the underwriters by Kirkland & Ellis LLP, New York, New York. Certain legal matters under Florida law will be passed on for us by Harper Meyer Perez Hagen O'Connor Albert & Dribin LLP, Miami, Florida, and certain legal matters under Michigan law will be passed on for us by Butzel Long, Detroit, Michigan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements and schedule of ExamWorks Group, Inc. and subsidiaries as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2014, contains an explanatory paragraph that states the Cheselden, G&L Intermediate Holdings, Assess Medical Group Pty Ltd, Ability Services Network and Expert Medical Opinions acquisitions completed in 2014 were excluded from management’s assessment. The total assets and revenues of these entities represented approximately 19.6% and 6.7%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2014.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (www.sec.gov). Our internet address is www.examworks.com. However, the information on our website is not a part of this prospectus supplement. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

●	Our Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”);

●	Portions of our Definitive Proxy Statement on Schedule 14A filed on March 25, 2015 that are incorporated by reference into the Annual Report; and

●	The description of our capital stock contained in our Registration Statement on Form 8-A filed with the SEC on October 25, 2010.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Definitive Proxy Statements on Schedule 14A and amendments to those reports, are available, free of charge, on our website (www.examworks.com) as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our website and the information included or referred to on or otherwise accessible through that site are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

ExamWorks Group, Inc.
3280 Peachtree Road, N.E., Suite 2625
Atlanta, Georgia 30305
(404) 952-2400

Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus any of the information included on our website.

Prospectus

ExamWorks Group, Inc.

Non-Convertible Debt Securities
Guarantees of Non-Convertible Debt Securities

We may from time to time offer to sell non-convertible senior debt securities.

The debt securities may consist of debentures, notes, bonds or other types of indebtedness, which may be guaranteed by certain of our subsidiaries.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide specific terms of any securities to be offered, including the amount, prices and other terms of the securities in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Our principal executive offices are located at 3280 Peachtree Road, N.E., Suite 2625, Atlanta, GA 30305. Our telephone number is (404) 952-2400.

Investing in these securities involves risks. See the section entitled “Risk Factors” on page 11 and our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein, and the risk factors included in our other periodic reports and in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 7, 2015

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

WHERE YOU CAN FIND MORE INFORMATION	1

INCORPORATION BY REFERENCE	1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3

RATIO OF EARNINGS TO FIXED CHARGES	5

RISK FACTORS	6

USE OF PROCEEDS	7

DESCRIPTION OF DEBT SECURITIES	8

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES	11

PLAN OF DISTRIBUTION	12

LEGAL MATTERS	12

EXPERTS	12

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any amount of the securities described in this prospectus. As allowed by the U.S. Securities and Exchange Commission (the “SEC”) rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with other information.

When used in this prospectus, the terms “ExamWorks,” “the Company,” “we,” “our” and “us” refer to ExamWorks Group, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (www.sec.gov). Our internet address is www.examworks.com. However, the information on our website is not a part of this prospectus. In addition, you can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities we may issue. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K).

●	Our Annual Report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”);

●	portions of our Definitive Proxy Statement on Schedule 14A filed on March 25, 2015 that are incorporated by reference into the Annual Report; and

●	the description of our capital stock contained in our Registration Statement on Form 8-A filed with the SEC on October 25, 2010.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Definitive Proxy Statements on Schedule 14A and amendments to those reports, are available free of charge on our website (www.examworks.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

ExamWorks Group, Inc.
Attention: Investor Relations
3280 Peachtree Road, N.E., Suite 2625
Atlanta, GA 30305
(404) 952-2400

Except for the documents incorporated by reference as noted above, we are not incorporating into this prospectus any of the information included on our website.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

This registration statement contains forward-looking statements that involve risks and uncertainties. Forward-looking statements convey current expectations or forecasts of future events. Statements made in this registration statement that express ExamWorks’ intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. All statements contained in this registration statement other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking. Forward-looking statements often include words such as “may,” “will,” “would,” “could,” “can,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or “project,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements may include information concerning ExamWorks’ possible or assumed future results of operations, including descriptions of ExamWorks’ revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks’ operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks’ control. You should be aware that many uncertainties and factors (including the factors described in the section entitled “Risk Factors” in any relevant prospectus supplement) could affect ExamWorks’ actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to:

●	our ability to compete successfully;

●	our ability to implement our growth strategy, including our acquisition program;

●	our ability to integrate completed acquisitions;

●	our expansion into international markets and our ability to operate in such markets;

●	our increasing reliance on national account clients;

●	our ability to secure additional financing;

●	regulation of our industry, including changes in regulations affecting our client’s needs for our services or enactment of regulations impacting our business;

●	our information technology and data management systems and the risk of security and data breaches;

●	our ability to effectively and efficiently continue to develop and update our information technology platform;

●	our ability to protect our intellectual property rights and other information, including non-public medical related personal information and other client data;

●	our ability to monitor and retain qualified physicians and other medical providers;

●	our ability to retain or expand our client relationships, or obtain new ones;

●	our ability to provide our services in an accurate, timely and efficient manner;

●	our ability to comply with existing and future regulation;

●	our ability to retain key management personnel;

●	restrictions in our credit facilities, indentures, and future indebtedness; and

●

the other risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 and the other documents incorporated by reference herein or that we file with the SEC in the future.

There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the caption “Risk Factors” in any relevant prospectus supplement. You should read these factors and the other cautionary statements made in this registration statement as being applicable to all related forward-looking statements wherever they appear in this registration statement. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. You should keep in mind that any forward-looking statement made in this report speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

This registration statement also contains statistical data and estimates, including those relating to market size and growth rates of the markets in which we participate, that we obtained from industry publications and generated with internal analysis and estimates. These publications include forward-looking statements made by the authors of such reports. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Some data and information are also based on our good faith estimates, which are derived from our review of internal surveys as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot assure you of its accuracy or completeness.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and the extent to which earnings were not sufficient to cover fixed charges (if applicable) for each of the periods indicated:

	Year ended December 31,
	2014	2013	2012	2011	2010
	(dollars in thousands)
Ratio of earnings to fixed charges	1.4x	0.5x	0.3x	0.4x	0.1x
Deficiency	—	$15,572	$22,926	$12,415	$8,522

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest costs, amortization of deferred financing costs and an estimate of the interest cost in rental expense.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information included or incorporated by reference in this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated herein by reference. These risk factors may be amended, supplemented or superseded from time to time by (i) risk factors contained in other Exchange Act reports that we file with the SEC, which will be subsequently incorporated herein by reference; (ii) any prospectus supplement accompanying this prospectus; or (iii) a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See “Incorporation By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any securities that may be offered hereby for general corporate purposes. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF DEBT SECURITIES

We may offer non-convertible senior debt securities. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us, the guarantors party thereto and the trustee to be disclosed in the relevant prospectus supplement. Any such indenture will be filed as an exhibit to a current report on Form 8-K and incorporated into the registration statement of which this prospectus forms a part.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description.

Debt Securities

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

●	title and aggregate principal amount;

●	percentage or percentages of principal amount at which such securities will be issued;

●	issuance date;

●	maturity date(s);

●	interest rate(s) or the method for determining the interest rate(s);

●	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

●

whether interest will be payable in cash or in additional debt securities of the same series, or shall accrue and increase the aggregate principal amount outstanding of such series (including if the debt securities were originally issued at a discount);

●	redemption or early repayment provisions;

●	authorized denominations;

●	amount of discount or premium, if any, with which such securities will be issued;

●	whether such securities will be issued in whole or in part in the form of one or more global securities;

●	identity of the depositary(ies) for global securities;

●

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

●

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

●	any covenants applicable to the particular debt securities being issued;

●	any defaults and events of default applicable to the particular debt securities being issued;

●	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on such securities will be payable;

●	securities exchange(s) on which the securities will be listed, if any;

●	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

●	provisions relating to covenant defeasance and legal defeasance of securities of the series;

●	provisions relating to satisfaction and discharge of the indenture;

●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	provisions, if any, granting special rights upon the occurrence of specified events;

●	any restriction of transferability of the series; and

●	additional terms to be disclosed in the applicable prospectus supplement.

In addition, the applicable prospectus supplement will describe whether any underwriter will act as a market maker for the securities, and the extent to which a secondary market for the securities is or is not expected to develop.

General

The debt securities may consist of debentures, notes, bonds or other types of indebtedness. One or more series of debt securities may be sold at a substantial discount below its stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency or other indices or other formulas. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currency or other reference factor. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currency or other reference factor to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or currency unit.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities or a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

We expect that any indenture and the related debt securities will be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. If so provided in a prospectus supplement, the debt securities will be guaranteed by each or certain of the guarantors named in such prospectus supplement. The obligations of a guarantor under its guarantee will be limited to the extent necessary to prevent the obligations of such guarantor from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	to underwriters for resale to purchasers;

●	directly to purchasers; or

●	through agents or dealers to purchasers.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation, in a prospectus supplement.

LEGAL MATTERS

Paul Hastings LLP, Atlanta, Georgia, will serve as counsel to ExamWorks Group, Inc. Certain legal matters under Florida law will be passed on for us by Harper Meyer Perez Hagen O'Connor Albert & Dribin LLP, Miami, Florida, and certain legal matters under Michigan law will be passed on for us by Butzel Long, Detroit, Michigan.

EXPERTS

The consolidated financial statements and schedule of ExamWorks Group, Inc. and subsidiaries as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2014, contains an explanatory paragraph that states the Cheselden, G&L Intermediate Holdings, Assess Medical Group Pty Ltd, Ability Services Network and Expert Medical Opinions acquisitions completed in 2014 were excluded from management’s assessment. The total assets and revenues of these entities represented approximately 19.6% and 6.7%, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2014.